UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BILL BARRETT CORPORATION

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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1099 18th Street, Suite 2300

Denver, Colorado 80202

(303) 293-9100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held May 13, 2008

The 2007 annual meeting of stockholders of Bill Barrett Corporation will be held on May 13, 2008 at 9:30 a.m. (Denver time) at The Westin Tabor Center Hotel Auditorium, 1672 Lawrence Street, Denver, Colorado 80202, for the following purposes:

1.	To elect three Class I directors to our Board of Directors to hold office until the annual meeting of stockholders to be held in the year 2011 and thereafter until their successors are duly elected and qualified;

2.	To consider a proposal to approve our 2008 Stock Incentive Plan;

3.	To consider a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2008;

4.	To consider a proposal from a stockholder requesting that the Board of Directors take the steps necessary to eliminate the classification of terms of the Board of Directors to require that all directors stand for election annually, if presented at the meeting; and

5.	To transact any other business that properly may come before the meeting and any adjournment or postponement thereof.

Only the stockholders of record as shown on our transfer books at the close of business on March 27, 2008 are entitled to notice of, and to vote at, the stockholders meeting and any adjournment or postponement of the meeting.

Our proxy statement is attached. Financial and other information concerning us is contained in our Annual Report to Stockholders for the year ended December 31, 2007. Pursuant to new rules promulgated by the Securities and Exchange Commission (SEC), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2007 Annual Report to Stockholders are available at our website at www.billbarrettcorp.com/annualreports.html. In addition, and in accordance with new SEC rules, you may access our proxy statement at http://ww3.ics.adp.com/streetlink/BBG, which does not have “cookies” that identify visitors to the site.

Your vote is important. Regardless of whether you expect to attend the meeting in person, please vote your shares via the Internet at www.voteproxy.com/bbg, in accordance with the instructions provided on the website, by calling our toll-free number, or by completing, dating, signing and returning promptly the enclosed proxy card in the accompanying envelope (which requires no postage if mailed in the United States) in accordance with the instructions on the proxy card. You may revoke your proxy at any time before it is exercised by delivering written notice of revocation to us, by substituting a new proxy executed at a later date, or by requesting, in person at the stockholders meeting, that the proxy be returned.

ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE STOCKHOLDERS MEETING.

By the Board of Directors

Francis B. Barron
Secretary

Denver, Colorado

April 10, 2008

1099 18th Street, Suite 2300

Denver, Colorado 80202

(303) 293-9100

PROXY STATEMENT

For the Annual Meeting Of Stockholders

to be held May 13, 2008

This proxy statement is provided in connection with the solicitation of proxies on behalf of the Board of Directors of Bill Barrett Corporation, a Delaware corporation, to be voted at our annual meeting of stockholders to be held at 9:30 a.m. (Denver time) on May 13, 2008 at The Westin Tabor Center Hotel Auditorium, 1672 Lawrence Street, Denver, Colorado 80202, or at any adjournment or postponement of the meeting. We anticipate that this proxy statement and the accompanying proxy card will be first mailed or given to stockholders on or about April 10, 2008.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 13, 2008. This proxy statement is available at http://ww3.ics.adp.com/streetlink/BBG.

ABOUT THE MEETING

What is the purpose of the meeting?

The purpose of the meeting is:

•

To elect three Class I directors to our Board of Directors to hold office until the annual meeting of stockholders to be held in the year 2011 and thereafter until their successors are duly elected and qualified;

•	To consider a proposal to approve our 2008 Stock Incentive Plan;

•	To consider a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2008;

•

To consider a proposal from a stockholder requesting that the Board of Directors take the steps necessary to eliminate the classification of terms of the Board of Directors to require that all directors stand for election annually, if presented at the meeting; and

•	To transact any other business that properly may come before the meeting and any adjournment or postponement thereof.

Am I entitled to vote at the meeting?

Only stockholders of record on March 27, 2008, the record date for the meeting, are entitled to receive notice of and to vote at the meeting. As of the close of business on March 27, 2008, there were outstanding 45,006,275 shares of common stock entitled to vote at the meeting, with each share of common stock entitling the holder of record on such date to one vote.

What are my voting rights as a stockholder?

Stockholders are entitled to one vote for each share of our common stock that they own as of the record date. Stockholders may not cumulate their votes in the election of directors.

How do I vote?

Stockholders may vote at the meeting in person or by proxy. Proxies validly delivered by stockholders (by Internet, telephone or mail as described below) and timely received by us will be voted in accordance with the instructions contained therein. If a stockholder provides a proxy but gives no instructions, such stockholder’s shares will be voted in accordance with the recommendation of our Board.

You may vote by proxy in three ways:

•

By Internet: Visit the website http://www.voteproxy.com/bbg and follow the on-screen instructions. To vote your shares, you must use the control number printed on your proxy/voting instruction card. Website voting is available 24 hours a day, seven days a week, and will be accessible until 11:59 p.m., Eastern Daylight Time, on May 12, 2008.

•

By Telephone: Call toll-free 1-866-540-5760. To vote your shares, you must use the control number printed on your proxy/voting instruction card. Telephone voting is accessible 24 hours a day, seven days a week, until 11:59 p.m., Eastern Daylight Time, on May 12, 2008.

•

By Mail: Mark your proxy/voting instruction card, date and sign it and return it in the postage-paid envelope provided. If the envelope is missing, please address your completed proxy/voting instruction card to Bill Barrett Corporation, c/o Mellon Investor Services, Proxy Processing, P.O. Box 3862, S. Hackensack, NJ 07606-9562.

IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT RETURN YOUR PROXY/VOTING INSTRUCTION CARD.

Can I change my vote?

Yes. A stockholder may revoke or change a proxy before the proxy is exercised by filing with our Secretary a notice of revocation, delivering to us a new proxy or by attending the meeting and voting in person. Stockholders who vote by the Internet or by telephone may change their votes by re-voting by telephone or the Internet within the time periods listed above. A stockholder’s last timely vote, whether via the Internet, by telephone or by mail, is the one that will be counted.

What constitutes a quorum?

Stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast must be present at the meeting in person or by proxy to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted towards a quorum. At the close of business on March 27, 2008, the record date for the meeting, there were 45,006,275 shares of our common stock outstanding.

What are your Board’s recommendations?

Our Board recommends a vote:

•	“For” each of the three nominees for election as Class I directors;

•	“For” the approval of our 2008 Stock Incentive Plan;

•	“For” ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2008; and

•

“Against” the proposal from a stockholder requesting that the Board of Directors take the steps necessary to eliminate the classification of terms of the Board of Directors to require that all directors stand for election annually.

If any other matters are brought before the meeting, the proxy holders will vote as recommended by our Board. If no recommendation is given, the proxy holders will vote in their discretion.

What vote is required to approve each proposal?

The affirmative vote of a plurality of the shares voted at the meeting is required to elect each director. As a result, the three nominees for election as Class I directors who receive the greatest number of votes will be elected directors. Withheld votes and abstentions will have no effect on the outcome of the election.

Approval of our 2008 Stock Incentive Plan requires the affirmative vote of the holders of a majority of votes cast on the proposal. Abstentions will have the same effect as a vote against the proposal, and broker non-votes may also have the same practical effect as a vote against the proposal. Brokers cannot vote on their customers’ behalf on “non-routine” proposals such as the approval of our 2008 Stock Incentive Plan. Because brokers may not vote “unvoted” shares on behalf of their customers for such “non-routine” matters, it is critical that stockholders vote their shares.

Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2008 requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote against ratification. Broker non-votes will have no effect on the outcome of the ratification.

Approval of the stockholder proposal requesting that the Board of Directors take the steps necessary to eliminate the classification of terms of the Board of Directors to require that all directors stand for election annually requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting. Abstentions will have the same effect as a vote against ratification. Broker non-votes will have no effect on the outcome of the proposal.

The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted for the election of directors, for approval of the 2008 Stock Incentive Plan, for ratification of the appointment of Deloitte & Touche LLP, and against the stockholder proposal relating to classifications of the Board described in this proxy statement. Votes at the Annual Meeting of Stockholders are counted by the Inspector of Election appointed by the chairman of the meeting.

Other Information

A copy of our annual report for the year ended December 31, 2007 accompanies this proxy statement. None of the information contained in our annual report is proxy solicitation material.

The solicitation of proxies is to be made principally by mail. Following the original solicitation, however, further solicitations may be made by telephone or oral communication with stockholders. Our officers, directors and employees may solicit proxies, but without compensation for that solicitation other than their regular compensation as our employees. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. We may reimburse those persons for reasonable out-of-pocket expenses incurred by them in forwarding such solicitation materials. All expenses involved in preparing, assembling and mailing this proxy statement and the enclosed material will be paid by us.

Unless the context indicates otherwise, the terms “us,” “we,” or the “Company” will be used in the proxy statement to include Bill Barrett Corporation and all of its subsidiaries that existed during the period of reference.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation provides that our Board of Directors is divided into three classes, designated Class I, Class II and Class III. Directors from each class are elected once every three years for a three-year term and thereafter until their successors are duly elected and qualified. Fredrick J. Barrett, Jim W. Mogg and Michael E. Wiley currently serve as the Class I directors until the annual meeting to be held on May 13, 2008; James M. Fitzgibbons, Jeffrey A. Harris and Randy Stein currently serve as the Class II directors until the annual meeting to be held in 2009; and Randy A. Foutch, Joseph N. Jaggers, and Philippe S. E. Schreiber currently serve as the Class III directors until the annual meeting to be held in 2010.

On behalf of the Board of Directors, the Nominating and Corporate Governance Committee of the Board of Directors has nominated Fredrick J. Barrett, Jim W. Mogg and Michael E. Wiley for election to the Board as Class I directors. The Board of Directors recommends that each of Fredrick J. Barrett, Jim W. Mogg and Michael E. Wiley be re-elected to the Board of Directors to serve as the Class I directors, to hold office until the 2011 annual meeting of stockholders and until each of their successors is elected and qualified. Biographical information concerning these nominees and our other directors and officers is set forth below under “Directors and Executive Officers.” Mr. Mogg currently is a Class I director and was initially appointed to the Board of Directors in May 2007 based on the recommendation of members of the Nominating and Corporate Governance Committee and other directors who had reviewed Mr. Mogg’s background and qualifications and interviewed Mr. Mogg.

Assuming the presence of a quorum, the affirmative vote of a plurality of the shares voted at the meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. Consequently, each stockholder is entitled to one vote for each share of common stock held in the stockholder’s name on each matter. In the absence of instructions to the contrary, the persons named in the accompanying proxy vote the shares represented by that proxy for each of Fredrick J. Barrett, Jim W. Mogg and Michael E. Wiley as the Class I directors. For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum.

Each of the nominees named above has consented to be named in this proxy statement as a nominee for director and to serve on the Board of Directors if elected. It is not anticipated that any of the nominees will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person or persons as the Board of Directors or Nominating and Corporate Governance Committee may recommend.

The Board of Directors recommends that the stockholders vote FOR the election of each of Fredrick J. Barrett, Jim W. Mogg and Michael E. Wiley as the Class I directors.

Directors And Executive Officers

The following table sets forth, as of March 27, 2008, the names of our directors and executive officers, their respective positions and ages, and the year in which each director was initially elected as a director. Each director has been elected to serve for a three-year term until the corresponding annual meeting of stockholders and thereafter until his successor is duly elected and qualified. As a result, approximately one-third of the director positions will be elected at each annual meeting of stockholders. Additional information concerning each of these individuals follows the table.

Name	Age	Position	Year First Elected As Director
Fredrick J. Barrett(1)	47	Chief Executive Officer and Chairman	2002
Joseph N. Jaggers	54	Chief Operating Officer; President and Director	2006
Robert W. Howard	53	Chief Financial Officer; and Treasurer	—
Francis B. Barron	45	Senior Vice President—General Counsel; and Secretary	—
Terry R. Barrett(1)	48	Senior Vice President—Exploration, Northern Division	—
Kurt M. Reinecke	49	Senior Vice President—Exploration, Southern Division	—
Wilfred R. Roux	50	Senior Vice President—Geophysics	—
Huntington T. Walker	52	Senior Vice President—Land	—
Lynn Boone Henry	47	Vice President—Planning and Reserves	—
Duane J. Zavadil	48	Vice President—Government and Regulatory Affairs	—
Kevin M. Finnegan	48	Vice President—Information Systems	—
David R. Macosko	46	Vice President—Accounting	—
James M. Fitzgibbons(3)(4)	73	Director	2004
Randy A. Foutch(2)(3)	56	Director	2006
Jeffrey A. Harris(2)(4)	52	Director	2002
Jim W. Mogg (2)(4)	59	Director	2007
Philippe S. E. Schreiber(3)(4)	67	Director	2002
Randy Stein(2)(3)	54	Director	2004
Michael E. Wiley	57	Director	2005

(1)	Fredrick J. Barrett may be deemed to be a promoter and our founder due to his initiative in organizing us. Fredrick J. Barrett is the brother of Terry R. Barrett.
(2)	Member of the Nominating and Corporate Governance Committee.
(3)	Member of the Audit Committee.
(4)	Member of the Compensation Committee.

Officers

Fredrick J. Barrett. Mr. Barrett has served as our Chief Executive Officer and Chairman of the Board since March 2006, as a director since our inception in January 2002, and as our President from January 2002 until July 2006. Mr. Barrett served as our Chief Operating Officer from June 2005 through February 2006. Mr. Barrett served as senior geologist of Barrett Resources Corporation, a publicly traded exploration and production company (“Barrett Resources”), and its successor in the Rocky Mountain Region from 1997 through 2001, and as a geologist from 1989 to 1996. From 1987 to 1989, Mr. Barrett was a partner in Terred Oil Company, a private oil and gas partnership providing geologic services for the Rocky Mountain Region. From 1983 to 1987, Mr. Barrett worked as a project and field geologist for Barrett Resources.

Joseph N. Jaggers. Mr. Jaggers has served as Chief Operating Officer and President since July 2006 and as a director since December 2006. From April to June 2006, Mr. Jaggers served as Chief Operating Officer of

Terralliance Technologies, Inc., a private oil and gas exploration and production company. He was Regional Vice President, Exploration and Production, for The Williams Companies from August 2001 to April 2006. Previously, Mr. Jaggers served as Chief Operating Officer and President at Barrett Resources Corporation from 2000 until its sale to The Williams Companies in August 2001. From 1981 through 2000, Mr. Jaggers worked for Amoco and BP Plc in various domestic and international operational assignments. From 2006 through 2007, Mr. Jaggers served as a director of Milagro Exploration, a privately held oil and gas company, and Mr. Jaggers served as a director of Mission Resources from November 2003 until Mission’s sale in July 2005.

Robert W. Howard. Mr. Howard has served as our Chief Financial Officer and Treasurer since March 2007. He served as Chief Financial Officer for Quantum Resources, a private oil and gas company headquartered in Denver, Colorado from May 2006 until March 2007. From January 2002 through May 2006, Mr. Howard served in various executive positions for us, including Executive Vice President—Finance and Investor Relations and Treasurer from February 2003 to May 2006 and as Chief Financial Officer from January 2002 to February 2003. From August 2001 to December 2001, Mr. Howard served as Vice President—Finance and Administration and as a director of AEC Oil & Gas (USA) Inc., an indirect subsidiary of Alberta Energy Company, Ltd., an oil and gas exploration and development company that subsequently was merged into PanCanadian Energy Corporation and then renamed EnCana Corporation. From 1984 through its sale in 2001, Mr. Howard served in various positions at Barrett Resources Corporation, including as Senior Vice President—Investor Relations and Corporate Development and Senior Vice President Accounting and Finance and Treasurer.

Francis B. Barron. Mr. Barron has served as our Senior Vice President—General Counsel and Secretary since March 2004. He served as our Chief Financial Officer from November 2006 until March 2007. Mr. Barron was a partner at the Denver, Colorado office of Patton Boggs LLP from February 1999 until February 2004, where he practiced corporate, securities, and general business law. Prior to February 1999, Mr. Barron was a partner at Bearman Talesnick & Clowdus Professional Corporation, a Denver, Colorado law firm. Mr. Barron’s clients included publicly traded oil and gas companies.

Terry R. Barrett. Mr. Barrett has served as Senior Vice President—Exploration, Northern Division since March 2006 and previously served as Vice President—Exploration, Northern Division from our inception in January 2002 through February 2006. From 1989 to 2001, Mr. Barrett served as Senior Geologist or Project Geologist in numerous Rocky Mountain basins for Barrett Resources Corporation and its successor, The Williams Companies. From 1987 to 1989, Mr. Barrett was a general partner in Terred Oil Company, a private oil and gas partnership providing geologic services for the Rocky Mountain Region. From 1983 to 1987, Mr. Barrett worked as a contract project and field geologist for Barrett Resources.

Kurt M. Reinecke. Mr. Reinecke has served as Senior Vice President—Exploration, Southern Division since March 2006 and previously served as Vice President—Exploration, Southern Division from our inception in January 2002 through February 2006. From 1985 to 2001, Mr. Reinecke served as a Senior Exploration Geologist or Operations Geologist in numerous Rocky Mountain and Mid-Continent basins for Barrett Resources Corporation and its successor, The Williams Companies.

Wilfred R. (Roy) Roux. Mr. Roux has served as Senior Vice President—Geophysics since March 2006 and previously served as Vice President—Geophysics from February 2002 through February 2006. Mr. Roux was employed by Barrett Resources and its successor, The Williams Companies, from July 1995 until January 2002, where he served as Senior Geoscientist and Senior Geophysicist.

Huntington T. Walker. Mr. Walker has served as Senior Vice President—Land since March 2006 and previously served as Vice President—Land from our inception in January 2002 through February 2006. From June 1981 through December 2001, Mr. Walker was self employed in the oil and gas industry as an independent landman performing consulting work for various clients, including Barrett Resources, and investing in oil and gas properties for his own account. From May 1979 through June 1981, Mr. Walker was employed by Hunt Energy Corporation’s Denver, Colorado office, where he served as a landman.

R. Scot Woodall. Mr. Woodall has served as our Senior Vice President—Operations since April 2007. Mr. Woodall previously served as Senior Vice President—Western U.S. for Forest Oil Corporation from 2004 to April 2007 and as Drilling and Production Manager for Forest Oil from 2000 until 2004.

Lynn Boone Henry. Ms. Henry has served as a Vice President for us since January 2005 and currently serves as our Vice President—Planning and Reserves. From October 2003 until January 2005, Ms. Henry served as our Reservoir Engineering Manager. From January 2003 until October 2003, Ms. Henry served as the Senior Reservoir Engineer for our Wind River Basin team. From January 2002 until January 2003, Ms. Henry was an independent consultant on reservoir engineering projects for various Rocky Mountain exploration and production companies. From 1998 until 2002, Ms. Henry served as a Reserves Manager and Project Manager for Cody Energy, LLC in Denver, Colorado.

David R. Macosko. Mr. Macosko has served as our Vice President—Accounting since May 2006 and previously served as our Controller beginning in June 2005 and as Manager Operations Accounting from 2003 until May 2005. From 2000 until 2002, Mr. Macosko owned and operated his own franchise business and served in various accounting capacities and officer positions at other oil and gas companies.

Duane J. Zavadil. Mr. Zavadil has served as our Vice President—Government and Regulatory Affairs since January 2005. From the time that he joined us in July 2002 until January 2005, Mr. Zavadil served as our Government and Regulatory Affairs Manager. From 1994 until July 2002, Mr. Zavadil served as the Environmental, Health and Safety Manager with Barrett Resources Corporation and its successor, The Williams Companies. Mr. Zavadil was a consultant providing environmental and regulatory services to the oil and gas industry from 1984 through 1994.

Kevin Finnegan. Mr. Finnegan has served as our Vice President—Information Systems since March 2006. He previously served as our Director of Information Systems from July 2002 through February 2006. Mr. Finnegan served as IT Project Manager and IT Network Manager for AT&T Wireless Services Corporation from September 1996 until July 2002, and previously served as the IT Network and Telecommunications Administrator for Barrett Resources and as Electronic System—Test Engineer and Technician for Martin Marietta Corporation.

Outside Directors

James M. Fitzgibbons. Mr. Fitzgibbons has served as a director since July 2004. Mr. Fitzgibbons also has served as a Director/Trustee of Dreyfus Laurel Funds, a series of mutual funds, since 1994. From January 1998 until 2001, Mr. Fitzgibbons served as Chairman of the Board of Davidson Cotton Company. From July 1987 until October 1992 and from January 1994 until its sale in 2001, Mr. Fitzgibbons served as a director of Barrett Resources. From October 1990 through December 1997, Mr. Fitzgibbons was Chairman of the Board and Chief Executive Officer of Fieldcrest Cannon, Inc., a publicly traded diversified textile company.

Randy A. Foutch. Mr. Foutch has served as a director since July 2006. In March 2007, Mr. Foutch began serving as a director of Helmerich & Payne, a publicly traded contract drilling company. In 2007, Mr. Foutch founded Laredo Petroleum, a Mid-Continent focused exploration and production company, where he serves as Chairman and Chief Executive Officer. He also founded Latigo Petroleum, Inc. in 2002 and served as its President and Chief Executive Officer until its sale to Pogo Producing Company in May 2006. In 1996, Mr. Foutch founded Lariat Petroleum, Inc. and served as its President until January 2001, when it was sold to Newfield Exploration, Inc. Prior to founding Colt Resources in 1991, Mr. Foutch was Rocky Mountain Regional Manager for Anschutz Company and Vice President of Exploration for Dyco Petroleum. Mr. Foutch also serves on several nonprofit and private industry boards.

Jeffrey A. Harris. Mr. Harris has served as a director since 2002. Mr. Harris has served, since 1988, as a Managing Director of Warburg Pincus LLC, which he joined in 1983. Mr. Harris’ responsibilities include involvement in investments in energy, technology and other industries. Mr. Harris is a director of Knoll Inc., a designer and manufacturer of office furniture, Nuance Communications, Inc., a provider of speech recognition and imaging solutions for businesses and consumers, and Electromagnetic Geoservices A/S, a provider of deepwater exploration technology, all of which companies are publicly traded, as well as numerous private companies.

Jim W. Mogg. Mr. Mogg has served as a director since May 2007. Mr. Mogg also has served as a director for ONEOK, a publicly traded diversified energy and natural gas distribution company, since July 2007. From 2005 until 2007, Mr. Mogg served as Chairman of DCP Midstream Partners, a publicly traded midstream master limited partnership. From 2004 through 2006, Mr. Mogg was Group Vice President and Chief Development Officer for Duke Energy Corporation. From 2000 through 2003, Mr. Mogg was Chairman, President, and CEO of Duke Energy Field Services and, as a member of TEPPCO’s board (a publicly traded master limited partnership that owns and operates pipelines), served as Vice Chairman/Chairman. Previously, Mr. Mogg held various executive and senior management positions at Duke Energy and Pan Energy over a 27-year period. Mr. Mogg has also served on several nonprofit and industry boards, including as a past President of the Gas Processors Association.

Philippe S.E. Schreiber. Mr. Schreiber has served as a director since February 2002. Mr. Schreiber also has served, since February 2005, as a director of Cap Energy Limited, an English company that invests in U.S. oil and gas prospects, and, since January 2006, as a director and officer of its CAP Energy USA, Inc. subsidiary. Since 1991, Mr. Schreiber has served as a director of the United States principal affiliate of The Mayflower Corporation plc (in Administration), which was a publicly listed company in the United Kingdom until it filed for creditor protection in April 2004. The United States affiliated companies of The Mayflower Corporation plc (in Administration) are not subject to any bankruptcy or creditor protection proceedings, and Mr. Schreiber has not served as an officer or director of The Mayflower Corporation plc (in Administration). From 1985 until its sale in 2001, Mr. Schreiber served as a director of Barrett Resources. Mr. Schreiber also serves as a director of other private companies.

Randy Stein. Mr. Stein has served as a director and the chair of our Audit Committee since July 2004. Since January 2005, Mr. Stein has served as a director and chairman of the audit committee of Denbury Resources Inc., a publicly traded exploration and production company. From 2001 through 2005, Mr. Stein served as a director of Koala Corporation, a publicly traded company engaged in the design, production and marketing of family convenience products, where he served on the audit and compensation committees. From July 2000 until its sale in June 2004, Mr. Stein was a director and chair of the audit committee of Westport Resources Corporation, a publicly traded exploration and production company. He was also a principal at PricewaterhouseCoopers LLP, formerly Coopers & Lybrand LLP, from November 1986 to June 30, 2000.

Michael E. Wiley. Mr. Wiley has served as a director since January 2005. Since 2005, Mr. Wiley has served as a director of Tesoro Corporation, a publicly traded independent oil refiner and marketer, and, since 2004, as a director of Post Oak Bank, NA, a privately held bank. Since 2007, Mr. Wiley has served as a member of the Advisory Board of Fidelity Funds, which manages mutual funds. Mr. Wiley served as Chairman of the Board and Chief Executive Officer of Baker Hughes Incorporated, a publicly traded oilfield services company, from August 2000 until October 2004. He also served as President of Baker Hughes from August 2000 to February 2004. From 2001 until its sale in 2005, Mr. Wiley served as a director of Spinnaker Exploration Company, a publicly traded exploration and production company. Mr. Wiley was President and Chief Operating Officer of Atlantic Richfield Company, a publicly traded integrated energy company, from 1998 through May 2000. Prior to 1998, he served as Chairman, President and Chief Executive Officer of Vastar Resources, Inc., a publicly traded exploration and production company.

Beneficial Owners Of Securities

The following table and footnotes show information as of March 12, 2008, except as otherwise noted, regarding the beneficial ownership of our common stock by:

•	each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each member of our board of directors and each of our named executive officers; and

•	all members of our board of directors and our executive officers as a group.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the address for each person set forth in the table is c/o Bill Barrett Corporation, 1099 18th Street, Suite 2300, Denver, Colorado 80202.

In calculating the number of shares beneficially owned by each person and the percentage owned by each person, we have assumed that all shares issuable upon exercise of options or the vesting of restricted shares on or prior to May 11, 2008 are exercised or vested by that person. The total number of shares outstanding used in calculating the percentage owned assumes no exercise of options held by other persons.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned		Percentage of Outstanding Common Shares Beneficially Owned(1)
5% Stockholders:
Warburg Pincus Private Equity VIII, L.P. and related entities. 466 Lexington Avenue New York, NY 10017	7,578,183	(2)	16.8%

Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403-1906	5,523,700	(3)	12.3%

State Farm Mutual Automobile Insurance Co. and related entities One State Farm Plaza Bloomington, IL 61710	4,370,131	(4)	9.7%

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	3,978,197	(5)	8.8%

Invesco Ltd. 1360 Peachtree St. NE Atlanta, GA 30309	2,835,866	(6)	6.3%

Waddell & Reed Financial, Inc. and related entities 6300 Lamar Avenue Overland Park, KS 66202-4200	2,579,573	(7)	5.7%
Executive Officers and Directors:
Fredrick J. Barrett	344,232	(8)	*
Francis B. Barron	85,889	(9)	*
James M. Fitzgibbons	39,756	(10)	*
Randy A. Foutch	6,348	(11)	*
Jeffrey A. Harris	7,596,488	(2)	16.9%
Robert W. Howard	183,874	(12)	*
Joseph N. Jaggers	80,599	(13)	*
Jim W. Mogg	5,945		*
Kurt M. Reinecke	92,824	(14)	*
Philippe S.E. Schreiber	77,949	(15)	*
Randy Stein	15,500	(10)	*
Michael E. Wiley	18,864	(10)	*
All executive officers and directors as a group (20 persons)	9,226,989	(2) through(16)	20.5%

*	Less than 1%
(1)	Based on an aggregate of 45,008,049 shares of common stock issued and outstanding as of March 12, 2008.
(2)	Consists of shares directly owned by Warburg Pincus Private Equity VIII, L.P., including three related limited partnerships. Warburg Pincus & Co. serves as the sole general partner of Warburg Pincus Private Equity VIII, L.P. and that limited partnership is managed by Warburg Pincus LLC. Our director, Jeffrey A. Harris, is a general partner of Warburg Pincus & Co. and a member and managing director of Warburg Pincus LLC. All shares owned by Mr. Harris are included because of his affiliation with the Warburg Pincus entities. Mr. Harris disclaims beneficial ownership of all the shares of common stock held by Warburg Pincus Private Equity VIII, L.P. and its affiliates. The 7,578,183 shares beneficially owned by Warburg Pincus Private Equity VIII, L.P. are also included in the table under the beneficial ownership of Mr. Harris and all executive officers and directors as a group.
(3)	Based solely on information as of December 31, 2007 included in a Schedule 13G/A filed with the SEC on February 8, 2008.
(4)	Based solely on information as of December 31, 2007 included in a Schedule 13G/A filed with the SEC on January 30, 2008.
(5)	Based solely on information as of December 31, 2007 included in a Schedule 13G/A filed with the SEC on February 13, 2008.
(6)	Based solely on information as of December 31, 2007 included in a Schedule 13G/A filed with the SEC on February 13, 2008.
(7)	Based solely on information as of December 31, 2007 included in a Schedule 13G filed with the SEC on February 1, 2008.
(8)	Includes 140,721 shares of common stock issuable upon exercise of options that have vested or that will vest on or before May 11, 2008 and 448 shares in Mr. Barrett’s Company 401(k) account.
(9)	Includes 56,379 shares of common stock issuable upon exercise of options that have vested or that will vest on or before May 11, 2008, 878 shares held by Mr. Barron as custodian for his minor children, and 443 shares in Mr. Barron’s Company 401(k) account.
(10)	Includes 15,000 shares of common stock issuable upon exercise of options that have vested or that will vest on or before May 11, 2008.
(11)	Includes 5,000 shares of common stock issuable upon exercise of options that have vested or that will vest on or before May 11, 2008.
(12)	Includes 38,750 shares of common stock issuable upon exercise of options that have vested or that will vest on or before May 11, 2008, 1,500 restricted shares that may vest on or before May 11, 2008, 140,272 shares held by a trust for which Mr. Howard serves as a trustee, and 458 shares in Mr. Howard’s Company 401(k) account.
(13)	Includes 70,312 shares of common stock issuable upon exercise of options that have vested or that will vest on or before May 11, 2008 and 249 shares in Mr. Jagger’s Company 401(k) account.
(14)	Includes 79,771 shares of common stock issuable upon exercise of options that have vested or that will vest on or before May 11, 2008, 8,113 restricted shares that may vest on or before May 11, 2008, and 355 shares in Mr. Reinecke’s Company 401(k) account.
(15)	Includes 50,424 shares of common stock issuable upon exercise of options that have vested or that will vest on or before May 11, 2008 and 21,085 shares owned by Mr. Schreiber’s spouse.
(16)	Includes 837,763 shares of common stock issuable upon exercise of options that have vested or that will vest on or before May 11, 2008 for all directors and executive officers as a group.

CORPORATE GOVERNANCE

Set forth below in question and answer format is a discussion about our corporate governance policies and practices and other matters relating to our Board and its committees.

General

Have you adopted corporate governance guidelines?

Yes, our Board has formally adopted corporate governance guidelines that address such matters as director qualification standards, director responsibilities, board committees, director access to management and independent advisors, director compensation, director orientation and continuing education, evaluation of our chief executive officer, management succession and performance evaluations of our Board.

Have you adopted a code of business conduct and ethics?

Yes, our Board has formally adopted a corporate code of business conduct and ethics applicable to our directors, officers and employees. Our corporate code includes a financial code of ethics applicable to our chief executive officer, chief financial officer and controller or chief accounting officer.

How can I view or obtain copies of your corporate governance materials?

Current copies of the guidelines and codes mentioned above, as well as the charters for each standing committee of our Board, are available on our website for viewing and printing. Go to http://www.billbarrettcorp.com and then to the “Investor Relations” tab and then to the “Corporate Governance” tab. We also will provide stockholders with a free copy of these materials upon request. Requests may be made by mail, telephone or via the Internet as follows:

Bill Barrett Corporation

Attention: Corporate Secretary

1099 18th Street, Suite 2300

Denver, Colorado 80202

(303) 293-9100

http://www.billbarrettcorp.com

Board of Directors

How many independent directors do you have? How do you determine whether a director is independent?

Our Board affirmatively determined that six of the nine directors who served during fiscal year 2007 are “independent” as that term is defined by New York Stock Exchange (“NYSE”) rules. The six current directors determined to be independent are Messrs. Fitzgibbons, Foutch, Harris, Mogg, Schreiber and Stein. In making this determination, the Board of Directors considered the directors’ relationships with us, including commercial relationships with and stock ownership by entities affiliated with the directors, including those reported below under “Interests of Management and Others in Certain Transactions”, and the specific provisions of the NYSE corporate governance standards that would make a director not independent. The purpose of this review was to determine whether any of these relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, our Board affirmatively determined, based on its understanding of these transactions and relationships, that all of the directors nominated for election at the annual meeting are independent under the standards set forth by the NYSE, with the exception of Fredrick J. Barrett, who is a management employee of our company. There is no family relationship between any of the nominees for director or between any nominee and any executive officer except that Fredrick J. Barrett is the brother of Terry R. Barrett, our Senior Vice President—Exploration, Northern Division.

How many times did your Board meet last year?

Our Board met in person or by telephone conference four times during 2007.

Did any of your directors attend fewer than 75% of the meetings of your Board and such director’s assigned committees during 2007?

No. All directors attended at least 75% of the meetings of our Board and assigned committees during 2007.

How many of your directors attended the 2007 annual meeting of stockholders?

All of our current directors attended and were introduced during our 2007 annual meeting of stockholders with the exception of Mr. Mogg, who was not a director at the time of that meeting. We strongly encourage our directors to attend annual meetings, but we do not have a formal policy regarding attendance.

Do your non-management directors and independent directors meet in executive session?

Yes, our non-management directors and independent directors meet separately at least quarterly—usually at each regularly scheduled meeting of our Board. Our corporate governance guidelines provide that the presiding director position for executive sessions will rotate among the Chairs of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

How can interested parties communicate directly with your non-management directors?

Stockholders and other interested parties who are interested in communicating directly with the non-management directors may write to the non-management directors at our corporate headquarters. Similarly, stockholders and other interested parties who would like to communicate directly with the entire Board of Directors may direct their questions or comments to the Board of Directors in care of the corporate Secretary at our headquarters. Our corporate Secretary will forward all correspondence to the Board of Directors. Executive officers of the Company may have access to these communications addressed to the Board of Directors except in instances in which the charters of a committee of the Board of Directors or the Company’s Code Of Business Conduct and Ethics require anonymity.

How are your directors compensated?

See “Executive Compensation—Director Compensation” for information about our director compensation.

Committees

Does your Board have any standing committees?

Yes, our Board presently has the following standing committees:

•	Audit Committee;

•	Compensation Committee; and

•	Nominating and Corporate Governance Committee.

Each of these committees is composed entirely of independent directors. From time to time, the Board may appoint other committees or subcommittees for specific purposes.

Has your Board adopted charters for each of these committees? If so, how can I view or obtain copies of them?

Yes, our Board has adopted a charter for each of these committees. Current copies of the charters are available on our website for viewing and printing. Go to http://www.billbarrettcorp.com and then to the “Investor Relations” tab and then to the “Corporate Governance” tab. We also will provide stockholders with a free copy of the charters upon request. See “Corporate Governance—General—How can I view or obtain copies of your corporate governance materials?” for more information about requesting copies from us.

Audit Committee

What does the Audit Committee do?

The primary purposes of the Audit Committee are to assist the Board in monitoring:

•	the integrity of our financial statements;

•	our independent public accounting firm’s qualifications and independence;

•	the performance of our internal audit function and independent public accountants; and

•	our compliance with legal and regulatory requirements, including our internal controls.

The Audit Committee also prepares a report each year in conformity with the rules of the SEC for inclusion in our annual proxy statement. See “Audit Committee Report” below.

Who are the members of the Audit Committee?

The Audit Committee currently consists of James M. Fitzgibbons, Randy A. Foutch, Philippe S.E. Schreiber and Randy Stein, with Mr. Stein serving as Chair.

Does the committee have an audit committee financial expert?

Yes, our Board has determined that Mr. Stein meets the qualifications of an “audit committee financial expert” as defined by SEC rules. Our Board has determined that all members of the Committee are independent under the standards set forth by the NYSE.

How many times did the Audit Committee meet last year?

The Audit Committee held ten meetings in person or by telephone conference during 2007.

Compensation Committee

What does the Compensation Committee do?

The primary purposes of the Compensation Committee are:

•	reviewing, evaluating and approving the compensation of our executive officers and other key employees;

•	reviewing and discussing our compensation disclosure and analysis with management and recommending its inclusion in our proxy statement; and

•	producing a report on executive compensation each year for inclusion in our annual proxy statement.

The Compensation Committee has the sole authority to oversee the administration of compensation programs applicable to all of our employees, including executive officers. The Compensation Committee may delegate some or all of its authority to subcommittees when it deems appropriate.

Who are the members of the Compensation Committee?

The Compensation Committee currently consists of James M. Fitzgibbons, Jeffrey A. Harris, Jim W. Mogg, and Philippe S. E. Schreiber, with Mr. Harris serving as Chair.

How many times did the Compensation Committee meet last year?

The Compensation Committee held six meetings in person or by telephone conference during 2007.

What are the Compensation Committee’s processes and procedures for consideration and determination of executive compensation?

Executive compensation is reviewed at least annually by the Compensation Committee. With limited exceptions, the Compensation Committee makes all decisions regarding the compensation of our executive officers in February of each year. These decisions include adjustments to base salary, grants of cash bonuses, and grants of equity awards. See “Executive Compensation—Compensation Discussion and Analysis” for more information regarding the Compensation Committee’s processes and procedures for consideration and determination of executive compensation.

Nominating and Corporate Governance Committee

What does the Nominating and Corporate Governance Committee do?

The primary purposes of the Nominating and Corporate Governance Committee are:

•	identifying, evaluating and recommending qualified nominees to serve on our Board of Directors;

•	developing and overseeing our internal corporate governance processes; and

•	maintaining a management succession plan.

Who are the members of the Nominating and Corporate Governance Committee?

The Nominating and Corporate Governance Committee currently consists of Randy A. Foutch, Jeffrey A. Harris, Jim W. Mogg, and Randy Stein, with Mr. Mogg serving as Chair.

How many times did the committee meet last year?

The Nominating and Corporate Governance Committee held four meetings during 2007.

What guidelines does the Nominating and Corporate Governance Committee follow when considering a director nominee for a position on the Board?

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors and for evaluating potential or suggested director nominees. Although the Nominating and Corporate Governance Committee has not established written criteria or a set of specific minimum qualifications, our corporate governance guidelines provide that any assessment of a potential director nominee will include the individual’s qualification as independent, as well as consideration of his or her background, ability, judgment, skills and experience in the context of the needs of our Board. The Nominating and Corporate Governance Committee is likely to consider whether a prospective nominee has relevant business or financial experience or a specialized expertise.

Does the Nominating and Corporate Governance Committee consider candidates for the Board who are recommended by stockholders and, if so, what are the procedures for submitting such recommendations?

Yes, the Nominating and Corporate Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. Nominations from stockholders will be considered on the same basis as nominees from other sources. Any such suggestions, together with appropriate biographical information, should be submitted to the Chair of the Nominating and Corporate Governance Committee, c/o Francis B. Barron, Secretary, Bill Barrett Corporation, 1099 18th Street, Suite 2300, Denver, Colorado 80202. See below, “What is the process a stockholder must follow to nominate a director?” for the complete requirements for nominations.

What is the process a stockholder must follow to nominate a director?

Our bylaws (the “Bylaws”) provide that nominations for the election of directors may be made by or at the direction of the Board of Directors, which has directed the Nominating and Corporate Governance Committee to make nominations, or by any stockholder entitled to vote for the election of directors who has complied with the notice procedures of the Bylaws. To be considered, nominations by stockholders generally must be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to our Corporate Secretary not less than 60 days nor more than 90 days prior to first anniversary of the date on which we first mailed our proxy materials for the previous year’s annual meeting of stockholders. If the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if no such meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (a) the 90th day prior to such annual meeting or (b) the 10th day following the day on which public announcement of the date of such meeting is first made. Each notice of nomination of directors by a stockholder must set forth the following information, which will be considered by the Nominating and Corporate Governance Committee in determining whether to nominate the candidate for consideration for election as a director:

•	the name, age, business address and, if known, residence address of each nominee proposed in the notice;

•	the principal occupation or employment of each such nominee for the five years preceding the date of the notice;

•	the number of shares of our stock that are beneficially owned by each nominee;

•	any arrangement, affiliation, association, agreement or other relationship of the nominee with any of our stockholders;

•	any other information required by Regulation 14A under the Securities Exchange Act to be disclosed in solicitations for proxies for the election of nominees for director;

•	the nominee’s written consent to serve as a director if elected; and

•

as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (ii) the class and number of our shares that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of our voting shares to elect such nominee or nominees.

The chairman of any meeting of stockholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with this procedure and that the defective nomination will be disregarded.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has discussed and reviewed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee

Jeffrey A. Harris, Chair
James M. Fitzgibbons
Jim W. Mogg
Philippe S. E. Schreiber

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis has been prepared by our management and reviewed by the Compensation Committee of our Board of Directors. After the review, the Compensation Committee recommended the inclusion of this compensation discussion and analysis in this proxy statement. See “Compensation Committee Report” above.

Overview of Our Performance

Our financial and operational highlights for the year ended December 31, 2007 are summarized below:

•	Our share price increased 54%.

•	We increased production by 17% over 2006 despite shutting in production due to price and infrastructure constraints.

•

We increased discretionary cash flow slightly over 2006 and maintained financial flexibility due to a strong hedge position despite a nearly 30% decrease in Colorado Interstate Gas, or CIG, first of month gas prices.

•

We added approximately 233 Bcfe in proved reserves, increased our proved reserves by approximately 30% from year-end 2006 (or 44% as adjusted for 2007 property sales) and replaced approximately 380% of 2007 production.

•

We had exploration success in the Uinta Basin, improved recoveries and lowered costs in the Uinta and Piceance Basins, and demonstrated the viability of increased well density in the Uinta and Piceance Basins.

Compensation Philosophy and Objectives of Compensation Programs

Philosophy

Our Compensation Committee seeks to encourage growth in our oil and natural gas reserves, production, cash flow and profitability while focusing on achieving attractive returns on capital in order to enhance stockholder value. To achieve these objectives, we believe it is critical to create and maintain compensation opportunities that attract and retain committed, highly qualified personnel by providing appropriate rewards and incentives and that align the interests of our employees with those of our stockholders to provide incentive to employees to enhance stockholder value. The Company pursues these objectives while stressing the safety of our employees, contractors and the public and while applying appropriate and environmentally conscious technological solutions to minimize disturbance to the areas in which we operate.

Elements of Compensation

To achieve those goals, we believe that the compensation of all employees, including executive officers, should include the following components:

•	A base salary that is competitive with compensation offered by other oil and natural gas exploration and production companies with whom we compete;

•

Annual incentive compensation in the form of cash bonuses to reward achievement of company-wide objectives, individual responsibility and productivity, high quality work and impact on our results, including company-wide performance and profitability;

•

An opportunity for an individual’s total compensation to exceed industry averages based on rewarding outstanding performance for increasing stockholder value through the use of both cash bonuses and equity awards;

•	Equity awards to reward performance, to provide incentive to increase stockholder value and thus total compensation, and as a retention device through vesting provisions over time; and

•	Case-specific compensation arrangements to accommodate individual circumstances or non-recurring situations as appropriate.

Allocation among these components varies to address specific needs of individuals and circumstances. For example, additional long term incentives in the form of equity awards may be needed to attract candidates from other companies or to retain employees or officers being solicited by competitors. We also recognize that individual pay or benefits levels should reflect experience and our performance and needs. While we seek to differentiate in the compensation of employees in order to reward superior performance and higher levels of responsibility, we also believe it is necessary when setting compensation for an individual employee to consider compensation of our employees in similar positions or at similar levels of management at our company and at competitors in order to retain qualified employees in the face of competition in the oil and gas industry and for good employee relations.

Performance Evaluations

In determining salary, bonus and equity amounts, the Compensation Committee also considered the evaluations of the named executive officers prepared by the Chief Executive Officer and Chief Operating Officer, with the exception of the evaluation of the Chief Executive Officer, who was evaluated by the Compensation Committee. These individual evaluations focused on the significant accomplishments, individual performance levels, work quality, management skills and opportunities for improvement for each of the named executive officers.

Compensation Target Criteria

In determining compensation levels and payouts, among the factors the Compensation Committee considered were the performance goals summarized below. Some of the criteria are reviewed over both a one-year and multi-year periods. Threshold goals are goals that are expected to be met and, where these goals overlap with measures for which we have given public guidance (net production, general and administrative expense, lease operating expenses, gathering expenses, and capital expenditures), the threshold goals are at the low end of those public guidance ranges that we published in the beginning of the year. Target goals are goals that are believed to be achievable with additional effort or performance and are generally at the mid-range of our public guidance, and stretch goals are goals that are believed to be capable of being met with extraordinary efforts and are above our published guidance. In some cases our guidance may be adjusted based on changes in our business, such as increased costs or commodity prices or as a result of an acquisition or disposition, and the relationship among threshold, target and stretch goals would change in those cases. The criteria included in the goals approved by the Compensation Committee for 2007, which were not weighted or prioritized, are summarized below. For those criteria for which we give public guidance, we have included the guidance range published in January 2007 and our actual 2007 results in parentheses.

•	Net oil and gas production (January 2007 Guidance—58 to 63 Bcfe (without Williston Basin production); 2007 Actual—60.0 Bcfe)

•	Discretionary cash flow

•	Lease operating expenses and gathering expenses on a unit of production basis (January 2007 Guidance—$0.79 to $0.88 per Mcfe; Actual—$1.03 per Mcfe)

•	General and administrative (“G&A”) expenses on a unit of production basis (January 2007 Guidance—$0.48 to $0.53 per Mcfe; 2007 Actual—$0.53 per Mcfe)

•	Net capital expenditures excluding acquisitions (January 2007 Guidance—Aggregate—$425 to $450 million; 2007 Actual—$444 million)

•	Proved reserve additions

•	Depreciation, depletion and amortization rate (“DD&A”)

•	Finding and development (“F&D”) costs

•	New exploration prospects

•	Return on average capital employed (“ROACE”)

For 2007, we exceeded the stretch goals for reserve additions and finding costs; we were between the threshold and target goals for net oil and gas production, G&A expenses on a unit of production basis, and discretionary cash flow; and we were below our threshold goals for lease operating expenses and gathering expenses on a unit of production basis, DD&A rate, and ROACE. The goals for which we did not reach the threshold levels other than DD&A were impacted by infrastructure constraints and our decision to shut-in gas in September and October 2007 due to low market prices.

The criteria included in the goals approved by the Compensation Committee for 2008, which were not weighted or prioritized, are summarized below. For those criteria for which we give public guidance, we have included the guidance range published in January 2008 and our actual 2007 results in parentheses.

•	Net oil and gas production (January 2008 Guidance—70 to 77 Bcfe; 2007 Actual—61.2 Bcfe (including the Williston Basin through its sale in June 2007));

•	Lease operating expenses (“LOE”) on a unit of production basis (January 2008 Guidance—$0.64 to $0.70 per Mcfe; 2007 Actual—$0.68 per Mcfe)

•	G&A expenses on an aggregate basis, excluding noncash stock based compensation (January 2008 Guidance—$36 million to $38 million; 2007 Actual—$32 million)

•	Proved reserve additions

•	F&D costs

•	Earnings before interest, taxes, depreciation, amortization and capital expenditures, or EBITDAX, calculated excluding noncash stock based compensation

•	ROACE

Pay-for-Performance

While we review many criteria to measure performance, final compensation decisions, other than for the performance share program that we implemented in May 2007 and which is described below, are ultimately subjective and specific compensation levels are not based on pre-established formulas. We believe this approach for a portion of our overall compensation is appropriate because the nature of our business is such that an individual can successfully perform his or her duties but measurable goals may not be met due to circumstances outside of his or her control, such as commodity prices, outside service provider costs, regulatory delays and other risks of the oil and gas exploration and production industry. We believe that, over the long term, the portion of compensation that consists of equity awards not tied to specific performance criteria still provides performance-based incentives related to increases in stock value over time and also serves as a retention device because the total value of these awards may only be realized over a four-year period if the employee continues to be employed by us over that period. We believe that equity awards are appropriate to provide incentive to our executives because equity most closely aligns executives’ interests with those of our stockholders. Also, we generally believe that our stock price is a fair measure of our long-term financial and operational performance.

On May 9, 2007, the Compensation Committee approved a performance share program for our officers and other senior employees pursuant to our 2004 Stock Incentive Plan. The performance share program provides that, upon achieving the goals for certain metrics, the ownership restrictions to a certain number of shares are removed for all participants in the performance share program. Participants in this program include our named executive officers. A total of 250,000 shares under the 2004 Stock Incentive Plan were set aside for this program, 13,800 of which remain available to be granted under this program to employees as approved by the Compensation Committee.

The following is a summary of the terms of the performance share program:

•

Upon commencement of the program and during each year of the program, the Compensation Committee will meet to approve target and stretch goals for certain operational or financial metrics that are selected by the Committee for the upcoming year and to determine whether metrics for the prior year have been met. The metrics for the year ending December 31, 2007 consisted of annual production (weighted at 30%), reserve additions (weighted at 30%), F&D costs (weighted at 30%), and G&A expenses (weighted at 10%). The weighting is determined by the Compensation Committee. The target and stretch goals for these metrics are set forth below under “—2007 Performance Metrics”. Each metric is independent so that vesting can occur for one or more metrics even if the goals are not achieved for other metrics. Also for 2007, the Compensation Committee required that a hurdle level for F&D costs be met before any of the performance shares will vest. In future years of the program, the Compensation Committee may impose hurdle levels based on this or other metrics.

•	Each year for four years beginning with calendar year 2007, it is possible for between 25% and 50% of the original shares to vest based on meeting performance goals.

•	25% of the total grant will vest for each of the four independent metrics met at the target level based on the assigned weighting.

•

An additional 25% of the total grant would vest for each independent metric for performance met at the stretch level (even if the shares need to come out of the subsequent year’s vesting or from “rollovers” as described below).

•

If the actual results for a metric are between the target levels and the stretch levels, the vested number of shares will be adjusted on a pro rata, linear basis of the actual results compared to the target and stretch goals.

•

Shares that do not vest because a metric for a specific criterion is not met at the target level or the hurdle level is not met will rollover and will be eligible to be vested in future years of the program if one or more of the metrics set by the Compensation Committee are met.

•	At the end of four years, any shares that have not vested will be forfeited.

•	All unvested shares would vest upon a change in control as provided in the 2004 Stock Incentive Plan.

•

This program will terminate when all shares have vested or the four-year period for vesting has expired. The Compensation Committee has no plans to put another performance share program into place until this program terminates.

•	Upon termination of employment, all unvested shares will be forfeited.

The following table summarizes the grants of performance shares made to the named executive officers on May 9, 2007:

Name and Principal Position	Performance Share Awards (# Shares)
Fredrick J. Barrett Chief Executive Officer (Principal Executive Officer)	25,000

Joseph N. Jaggers Chief Operating Officer and President	18,750

Robert W. Howard Chief Financial Officer (Principal Financial Officer)	14,000

Francis B. Barron Senior Vice President—General Counsel; former Chief Financial Officer	11,250

Kurt M. Reinecke Senior Vice President—Exploration, Southern Division	10,000

Business Changes. The actual performance to be compared to the performance metrics will be modified with consideration to significant changes in the business such as acquisitions and divestitures. If the performance metrics include the results of a property that is sold during the year, the metrics will be adjusted to eliminate those results. If a significant property is acquired during the year, the results from that property will not be included in the actual results for the year. The Compensation Committee will approve any adjustments to the actual results for business changes.

Rationale for Performance Metrics. The purpose of a performance share program is to encourage management to achieve goals that create shareholder value and to tie a meaningful portion of management’s compensation to company performance. It is not intended to reward or penalize management for commodity price changes. In the independent exploration and production (“E&P”) sector, investors typically value companies based on a combination of the following or similar measures:

•	Cash flow per share

•	Earnings per share

•	Net asset value

•	Reserve and production growth

•	Exploration results

•	F&D costs

•	Operating cost structure

Several of these performance results are strongly influenced by commodity prices and general industry conditions. We do not intend to adopt performance measures that encourage speculation with respect to oil and gas prices or discourage implementation of a hedging program because it could limit exposure to increased commodity prices. We also desire to limit the performance metrics to three or four objectively measured results that are strongly linked to stock performance and thus stockholder value.

The program applies performance vesting equally to all recipients of performance share grants so that the officers, managers and senior technical professionals will participate on a pro rata basis in all performance measures, and individuals will not participate at different levels in different performance measures, thus promoting corporate alignment to the stockholders’ interests.

The program is designed so that if target goals are consistently met, the restricted shares will vest on a ratable basis over a four year period. Minimum performance must be achieved each year (i.e., hitting the target goals) for the restrictions to be lifted. Vesting may be accelerated to be less than four years if exceptional performance is achieved over a long period. If exceptional performance is achieved so that vesting is accelerated, the restrictions will be lifted and the associated shares transferred to the recipient without any further consideration to the original four-year cycle of the initial grant. This potential to accelerate vesting promotes an incentive to achieve performance in excess of the target goals.

2007 Performance Metrics. The following table summarizes the performance share target and stretch goals for 2007 as determined by the Compensation Committee as well as our actual 2007 results for these measures:

	Target Goals	Stretch Goals	2007 Actual
Annual production (Bcfe) % of original grant shares subject to vesting	61.4 7.5%	64.0 15.0%	60.0 0%

Reserve additions (Bcfe) % of original grant shares subject to vesting	168 7.5%	190 15.0%	212 15.0%

Finding and development costs (per Mcfe) % of original grant shares subject to vesting	$2.70 7.5%	$2.40 15.0%	$1.85 15.0%

G&A (per Mcfe) % of original grant shares subject to vesting	$0.50 2.5%	$0.47 5.0%	$0.53 0%

For the metrics presented above, any Williston Basin results included in the financial statements were eliminated because we sold our Williston Basin properties in 2007.

For 2007, the target goals for this program were computed in a two step process. First, a preliminary target was determined based on normal expectations of our performance for the year. For purposes of determining the performance share target goals for 2007, the preliminary target amounts were increased by 25% of the difference between the preliminary target and the stretch goals. The Compensation Committee may set the target amounts in a different manner in future years of the program.

Performance Share Vesting Based on 2007 Results. Based on Company performance in 2007, 30% of the performance shares granted in 2007 vested on February 16, 2008 for those participants who remained employees on that date. This vesting was based on our achieving the stretch goals for reserve additions (we added 212 Bcfe of reserves and the stretch goal was 190 Bcfe) and F&D rate (our F&D rate was $1.85 per Mcfe and the stretch goal was $2.40 per Mcfe). We did not achieve vesting for our production or G&A expense goals because we did not reach our target levels for these measures.

2008 Performance Metrics

In February 2008, the Compensation Committee approved the performance metrics for vesting of performance shares based on 2008 performance. The targets are similar to the 2007 targets, but we replaced G&A expense with LOE. The performance share criteria use the same weighting as 2007 (30% to each of F&D, production, and reserves), with the remaining 10% of vesting being tied to LOE instead of G&A expense. We believe LOE is a more appropriate metric because a larger portion of the organization can impact it, it is incorporated in our profitable growth strategy and maintaining a low level of LOE will increase our reserve values.

Compensation Consultants and Benchmarking Surveys

In its consideration of the appropriate methods, levels and allocations of compensation for our officers, the Compensation Committee receives data from specialist compensation consultants about compensation practices and levels of compensation used by other companies within the oil and gas industry. During its meetings in

February 2008, the Compensation Committee reviewed 2007 executive compensation and determined 2007 bonuses and 2008 officer salaries and equity awards for 2008 and confirmed the calculations of vesting of performance shares based on our 2007 performance. During its meetings in February and May 2007, the Compensation Committee reviewed 2006 compensation and determined 2006 bonuses and executive salaries and equity awards for 2007. During its meetings in February 2008, the Compensation Committee reviewed 2007 compensation and determined 2007 bonuses and equity awards for 2008. The Compensation Committee reviewed industry data for executive and other employee positions compiled by Effective Compensation, Inc. (“ECI”), a compensation consulting firm, in connection with its compensation determinations at its February 2007 and February 2008 meetings. We reviewed data concerning the 50th percentile of cash compensation by our peers in order to be competitive and also made subjective adjustments to compensation of individual employees based on their performance, level of responsibility, and compensation of employees in similar positions or levels of management.

As described in our proxy statement in connection with our annual meeting of stockholders held in May 2007, the Compensation Committee engaged Watson Wyatt International in 2007 to review compensation practices and levels of compensation used by other independent oil and gas exploration and production companies and the Compensation Committee reviewed industry data for executive and other employee positions compiled by Watson Wyatt. The Compensation Committee engaged Watson Wyatt due to the new compensation disclosure rules that we were required to follow in the 2007 proxy statement to provide a more comprehensive review of our and our industry’s compensation practices. We believe that our annual review of the data provided by ECI generally is sufficient and do not believe that it is necessary to incur the cost of a full scale engagement of an outside compensation consultant every year.

Our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and Senior Vice President—General Counsel were involved in gathering data about our compensation practices, discussing peer companies with the Compensation Committee, and responding to questions from the Compensation Committee. In February 2008, these executive officers recommended to the Compensation Committee the salary, bonus and equity compensation levels of officers other than the Chief Executive Officer. After considering the information described in this compensation discussion and analysis, including information provided by ECI and the recommendations of our executive officers, the Compensation Committee determined the levels and allocation of compensation among cash (salary and bonus) and equity (stock options and/or restricted stock awards) for our Chief Executive Officer and other officers. For decisions made in the February 2008 meetings, the Compensation Committee agreed with the recommendations for officer compensation other than the compensation of the Chief Executive Officer, which was independently determined by the Compensation Committee.

Peer Group

ECI compiled data on the compensation levels of 112 independent exploration and production companies, including us, that participated in the ECI 2007 Oil and Gas Industry Compensation Survey. In addition to individual performance criteria and position-specific considerations, in connection with its deliberations in February 2008 the Compensation Committee considered the compensation data included in that survey in determining compensation for executive officers and other senior level employees.

Discussion of Compensation Elements and Performance Criteria

Base Salary

As described above under “—Elements of Compensation”, executive officer salaries are reviewed by the Compensation Committee on an annual basis and are set for individual executive officers based on subjective evaluations of each individual officer’s performance, our company’s performance, and a comparison to salary ranges for executives holding comparable positions at other independent oil and gas exploration and development companies. Through these criteria, the Compensation Committee and management believe that base salaries are set in a manner that is both competitive and reasonable within our industry and that allow us to attract and retain qualified executives in the face of competition from other independent oil and gas exploration and production companies. Based on these considerations, at the February 2006, 2007 and 2008 meetings, and in July 2006 when Mr. Jaggers was hired as Chief Operating Officer and President, the Compensation Committee set the following annual salaries for the named executive officers:

Name	2006 Annual Salary		% Increase Over Prior Year	2007 Annual Salary	% Increase Over Prior Year	2008 Annual Salary	% Increase Over Prior Year
Fredrick J. Barrett	$333,000		11.0%	$375,000	12.6%	$410,000	9.3%
Joseph N. Jaggers	$325,000		N/A	$358,000	10.6%	$389,146	8.7%
Robert W. Howard	$199,000	(1)	N/A	$275,000	N/A	$298,925	8.7%
Francis B. Barron	$222,500		10.0%	$245,000	10.1%	$266,315	8.7%
Kurt M. Reinecke	$168,000		12.0%	$191,520	14.0%	$208,182	8.7%

(1)	During 2006, Mr. Howard served as our Executive Vice President—Finance and Investor Relations until his resignation in May 2006. Mr. Howard rejoined the company as our Chief Financial Officer in March 2007.

Annual Incentive Compensation

Bonuses

The Compensation Committee believes that cash bonuses are an appropriate way to reward strong corporate and individual performance. The Compensation Committee considers on an annual basis whether to pay cash bonuses to some or all of our employees, including our executive officers. The Compensation Committee approves the total amount of bonuses to all employees and the individual bonuses to each executive officer. In February 2007 and 2008, the Compensation Committee approved the payment of bonuses to our executive officers based on 2006 and 2007 performance, respectively, including the achievements discussed above under “—Overview of Our Performance” and under “—Compensation Target Criteria”, and individual performance. While the Compensation Committee considers Company and individual performance, including the information described in “—Compensation Target Criteria” above, the bonuses are awarded at the discretion of the Compensation Committee, and the specific bonus levels are not subject to pre-established or fixed goals or formulas. Our reasons for this approach are described above under “—Pay-for-Performance”. The amounts of these bonuses appear below in the “Summary Compensation Table” under the column “Bonus”.

Equity Awards

The Compensation Committee grants stock options and restricted stock to officers and other employees as a means of providing long-term incentives to our employees and as a retention tool. The Compensation Committee believes that stock option and restricted stock grants create incentives for increased performance by our employees, including our executive officers, by providing the opportunity for executive officers and other employees to receive added compensation as a result of increases in the value of our common stock. Any increases in the value of our common stock would also benefit all stockholders, thereby aligning our employees’ interests with those of our stockholders. The exercise price for our stock options is the fair market value of our common stock on the date those options are granted. See below, “—Timing of Equity Awards”.

Decisions concerning the granting and amounts of stock option and restricted stock awards are made based on the employment level of the individual or on the area in which the person works in order to provide appropriate incentives. The criteria used to determine amounts are similar to those used in making decisions concerning cash bonus awards as discussed in the previous section. In considering data concerning equity award practices of our peers, we also reviewed data provided by ECI for a subset of the participants consisting of medium sized exploration and production companies (revenues of $100 to $500 million). Our equity awards also have vesting requirements to enhance employee retention and to provide incentive to increase stockholder value over a multi-year period. The Compensation Committee approved option grants to all new employees, including new officers, during 2005, 2006 and 2007. All previously hired employees already held options. Therefore, all current employees hold stock or stock options. In February 2007 and 2008, the Compensation Committee approved the issuance of stock options to our officers and senior managers and restricted stock to certain of our other employees. The awards vest 25% on each of the first four anniversaries of the date of grant. As described above under “—Pay-For-Performance”, in May 2007 the Compensation Committee approved a performance share program for 2007 for officers and senior managers. For additional information concerning equity awards, see “—Timing of Equity Awards” below.

401(k) Retirement Savings Plan

We do not have a defined benefit pension plan. We maintain an employee retirement savings plan, the 401(k) Plan, to provide an additional means of attracting and retaining qualified employees by providing tax-advantaged opportunities for employees to save for retirement or future events. Under the 401(k) Plan, we will contribute on behalf of each employee 100% of the contribution made by that employee, up to a maximum company contribution of 6% of the employee’s gross salary and cash bonus for a particular pay period. One-half of our matching contribution is paid in cash and one-half is paid in our common stock. All contributions to the 401(k) Plan are immediately vested. Participation in the 401(k) Plan is at the discretion of each individual employee, and the Compensation Committee is not involved in the administration of the 401(k) Plan. The named executive officers participate in the 401(k) Plan on the same basis as all other employees.

Deferred Compensation

We do not maintain any non-qualified deferred compensation arrangements with our executive officers or other employees other than our 401(k) plan.

Severance and Change in Control Agreements

Our named executive officers and other officers and senior managers are covered by change in control severance protection agreements. We believe these agreements allow us to be more competitive with other independent oil and gas exploration and production companies in attracting and retaining senior managers. Estimates of the payments that would be made using various assumptions and a summary of the material terms of these agreements for senior vice presidents and above, including the named executive officers (collectively, the “Senior Officers”), are included below under “Payments Upon Termination and Change in Control”.

Other Compensation

Our named executive officers receive health and life insurance benefits, transportation expense reimbursement of up to $75 per month, commuter bus and train passes, and reimbursement of a portion of health club dues on the same terms as all other employees.

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which limits our ability to deduct compensation of more than $1 million that is paid to certain individuals. We believe that compensation paid under our compensation plans and arrangements are fully deductible for federal income tax purposes because we do not have any executive officers receiving annual base salary, bonus amounts and time-vested restricted stock in excess of $1 million. However, in certain situations in the future, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers or to attract or retain executive officers.

Stock Ownership Guidelines

We do not have formal stock ownership guidelines for officers, directors or other employees. We believe that the awarding of restricted stock grants and stock options provides appropriate alignment of interests of management with our stockholders without the need for formal stock ownership guidelines or requirements. The number of shares of our common stock beneficially owned by our named executive officers is shown below in “Beneficial Owners of Securities.”

Timing of Equity Awards

Our Compensation Committee has adopted a policy of granting equity awards at regular quarterly meetings of the Compensation Committee and to consider any annual grants of equity awards to officers and employees in the first quarter of each year so that the compensation information can be included in our Annual Report on Form 10-K or proxy statement. These annual grants typically are made in February after we issue a press release in January containing the production for the prior year, year end reserves for the prior year and guidance on capital expenditures, production, lease operating expense, gathering and transportation expense, and G&A expenses (excluding non-cash stock-based compensation expense) for the coming year. In January and February 2008, prior to the meetings of the Compensation Committee in February 2008 where equity awards were granted, we issued a press release, filed Current Reports on Form 8-K and conducted a live webcast of an investor presentation in which we provided estimated 2007 revenues, our 2008 plans and guidance, and other information and responded to investors’ questions. Before making equity grants, the Compensation Committee seeks to confirm with management that there is no material nonpublic information so it may consider that information when making decisions as to the granting of equity. Awards for new employees, other than executive officers, may be granted at the regular quarterly meetings of the Compensation Committee or on a monthly basis by a subcommittee of the Compensation Committee that constitutes the Option Committee under our 2002 Stock Option Plan, 2003 Stock Option Plan, and 2004 Stock Incentive Plan consisting of Messrs. Fitzgibbons and Schreiber. Awards for new executive officers are required to be made at a meeting of the Compensation Committee, called for that purpose, or at other regularly scheduled meetings of the Compensation Committee. Awards are not made by written consent.

The exercise price of options granted under our 2004 Stock Incentive Plan is equal to the closing price of our common stock on the New York Stock Exchange on the trading day immediately preceding the date of grant. This provision of the 2004 Plan complies with the manner of determining fair market value in connection with the granting of incentive stock options under the Internal Revenue Code and applicable regulations, which allows the board of directors of a company to determine fair market value using any reasonable valuation method. We believe using the closing price on the day before the date of grant is appropriate so the Compensation Committee knows what the exercise price will be for the awards it is approving. Our 2002 Stock Option Plan and 2003 Stock Option Plan provide that the exercise price cannot be less than the closing price on the date of grant, which also complies with the requirements of the Internal Revenue Code. We granted options to purchase 26,000 shares to new employees, none of whom were officers, under our 2002 Stock Option Plan during 2007. We did not issue options under the 2003 Stock Option Plan in 2007.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation of our chief executive officer, our chief financial officer and each of our next three most highly compensated executive officers serving as of December 31, 2006 (we refer to these five individuals, collectively, as the named executive officers) for the fiscal year ended December 31, 2007. For additional information concerning the compensation paid to our named executive officers, see “Compensation Discussion and Analysis” above.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Fredrick J. Barrett	2007	$368,539	$375,000	$257,658	$366,609	$15,190	$1,382,996
Chairman; and Chief Executive Officer (Principal Executive Officer)	2006	$317,154	$333,000	$33,825	$191,763	$14,753	$890,495

Robert W. Howard Chief Financial Officer; and Treasurer (Principal Financial Officer)(4)	2007	$207,308	$247,500	$165,413	$330,021	$13,619	$963,861

Joseph N. Jaggers	2007	$352,923	$358,000	$417,442	$620,426	$15,040	$1,441,631
Chief Operating Officer; and President(5)	2006	$150,000	$292,500	$124,999	$247,389	$683	$815,571

Francis B. Barron	2007	$241,539	$220,500	$136,187	$201,476	$15,040	$814,742
Senior Vice President—General Counsel; and Secretary; Former Chief Financial Officer (Former Principal Financial Officer)	2006	$219,254	$200,000	$33,368	$120,542	$14,558	$587,722

Kurt M. Reinecke Senior Vice President— Exploration, Southern Division(6)	2007	$187,901	$143,640	$108,929	$138,151	$12,814	$591,435

(1)	Reflects compensation expense for all outstanding restricted stock and performance shares, which is recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) Share Based Payment (“SFAS No. 123R”), with respect to awards granted in 2006 and 2007 and in prior years. For the assumptions made in determining SFAS No. 123R values, see Note 10 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. The amounts disregard the estimate of forfeitures related to service-based vesting conditions.
(2)	Reflects compensation expense for all outstanding stock option awards, which is recognized for financial statement reporting purposes in accordance with SFAS No. 123R, with respect to awards granted in 2006 and 2007 and in prior years. For the assumptions made in determining SFAS No. 123R values, see Note 10 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. The amounts shown disregard the estimate of forfeitures related to service-based vesting conditions.
(3)	Includes the following amounts of our 401(k) matching contributions for the years indicated, which amounts were paid one-half in cash and one-half in our common stock:

	401(k) Matching Contributions
	2007	2006
Fredrick J. Barrett	$13,500	$13,200
Robert W. Howard	$12,439	N/A
Joseph N. Jaggers	$20,500	-0-
Francis B. Barron	$13,500	$13,155
Kurt M. Reinecke	$11,274	N/A

(4)	Mr. Howard became our Chief Financial Officer in March 2007. As a result, he first became a named executive officer with respect to the year ended December 31, 2007.
(5)	Mr. Jagger’s employment commenced in July 2006.
(6)	Mr. Reinecke first became a named executive officer with respect to the year ended December 31, 2007.

GRANTS OF PLAN-BASED AWARDS GRANTED DURING 2007

During 2007, we granted stock options, restricted shares, and performance-based restricted shares to the named executive officers, which are summarized below. We do not have non-equity incentive plans. Therefore, we have not included the columns for those types of plans in the table below. For additional information concerning the compensation paid to our named executive officers, including grants of equity awards, see “Compensation Discussion and Analysis” above.

									All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ /Sh)	Closing Price on Grant Date ($ /Sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)(3)
				Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Approval Date		Threshold (#)	Target (#)		Maximum (#)
Fredrick J. Barrett
2004 Incentive Plan	2/16/2007	2/16/2007								75,000	$30.42	$30.69	$729,390
2004 Incentive Plan	5/9/2007	5/9/2007		—	25,000	(4)	25,000	(4)					$930,250

Robert W. Howard
2004 Incentive Plan	3/30/2007	2/16/2007	(2)							155,000	$32.31	$32.41	$1,584,708
2005 Incentive Plan	3/30/2007	2/16/2007	(2)						6,000		$32.31	$32.41	$193,860
2004 Incentive Plan	5/9/2007	5/9/2007		—	14,000	(4)	14,000	(4)					$520,940

Joseph N. Jaggers
2004 Incentive Plan	2/16/2007	2/16/2007								56,250	$30.42	$30.69	$547,045
2004 Incentive Plan	5/9/2007	5/9/2007		—	18,750	(4)	18,750	(4)					$697,687

Francis B. Barron
2004 Incentive Plan	2/16/2007	2/16/2007								33,750	$30.42	$30.69	$328,228
2004 Incentive Plan	5/9/2007	5/9/2007		—	11,250	(4)	11,250	(4)					$418,612

Kurt M. Reinecke
2004 Incentive Plan	2/16/2007	2/16/2007								30,000	$30.42	$30.69	$291,756
2004 Incentive Plan	5/9/2007	5/9/2007			10,000	(4)	10,000	(4)					$372,100

(1)	The equity awards issued in 2007 were granted pursuant to our 2004 Stock Incentive Plan. In accordance with that Plan, the exercise price of options and the value of restricted stock awards is equal to the closing price of our common stock on the trading day before the date of grant. The date of grant is the later of the date the Compensation Committee approves the grant or the date the recipient becomes an employee. As a result, the exercise price of options may differ from the closing price on the date of grant.
(2)	The Compensation Committee approved the grant on February 16, 2007; however, the terms of the grant were accepted and agreed to by the employee on March 30, 2007, at which point a mutual understanding of the terms had occurred. In accordance with SFAS No. 123R, the grant date shall be set on March 30, 2007.
(3)	The amounts in the Grant Date Fair Value of Stock and Option Awards column were determined in accordance with SFAS No. 123R. For additional information concerning our application of SFAS No. 123R, see Note 10 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.
(4)	Performance share awards were granted to the named executive officers on May 9, 2007. Vesting is contingent upon meeting certain operational and financial metrics that are selected by the Compensation Committee for each year in a four-year performance period, commencing in 2007 and ending in 2010. The performance shares contingently vest each year depending on the level at which the performance goals are achieved. Each year during the four year period, it is possible for between 25% and 50% of the original shares to vest based on meeting the performance goals. However, there is no minimum, guaranteed vesting. If the performance goals are not met, the shares will not vest. For more information concerning these performance share awards, see above “Compensation Discussion and Analysis—Compensation Philosophy and Objectives of Compensation Programs—Pay-for-Performance”.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

The following table contains information with respect to the named executive officers concerning outstanding equity awards at December 31, 2007.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Fredrick J. Barrett
2002 Option Plan—Tranche A(5)	59,641				$25.00	12/09/2011
2002 Option Plan—Tranche B(5)	4,830				$0.41	09/10/2012
2004 Incentive Plan	37,500	12,500	(1)		$25.00	12/09/2011
2004 Incentive Plan	10,000	30,000	(2)		$35.28	02/22/2013
2004 Incentive Plan		75,000	(9)		$30.42	02/16/2014
2004 Incentive Plan							2,925	(3)	$122,470
2004 Incentive Plan							7,500	(10)	$314,025	17,500	(8)	$732,725

Robert W. Howard
2004 Incentive Plan		155,000	(11)		$32.31	03/30/2014
2004 Incentive Plan							6,000	(12)	$251,220
2004 Incentive Plan							4,200	(10)	$175,854	9,800	(8)	$410,326

Joseph N. Jaggers
2004 Incentive Plan	56,250	168,750	(13)		$27.96	07/10/2013
2004 Incentive Plan		56,250	(9)		$30.42	02/16/2014
2004 Incentive Plan							26,824	(14)	$1,123,121
2004 Incentive Plan							5,625	(10)	$235,519	13,125	(8)	$549,544

Francis B. Barron
2002 Option Plan—Tranche A(5)	5,566	1,392	(6)		$25.00	12/09/2011
2002 Option Plan—Tranche B(5)	3,293	1,074	(6)		$2.14	03/04/2014
2003 Option Plan	4,025	1,342	(7)		$4.66	03/04/2014
2004 Incentive Plan	18,750	6,250	(1)		$25.00	12/09/2011
2004 Incentive Plan	6,250	18,750	(2)		$35.28	02/22/2013
2004 Incentive Plan		33,750	(9)		$30.42	02/16/2014
2004 Incentive Plan							459	(4)	$19,218
2004 Incentive Plan							2,400	(3)	$100,488
2004 Incentive Plan							3,375	(10)	$141,311	7,875	(8)	$329,726

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007—(Continued)

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kurt M. Reinecke
2002 Option Plan—Tranche A(5)	49,701				$25.00	12/09/2011
2002 Option Plan—Tranche B(5)	3,220				$0.41	09/10/2012
2004 Incentive Plan	11,250	3,750	(1)		$25.00	12/09/2011
2004 Incentive Plan	4,050	12,150	(2)		$35.28	02/22/2013
2004 Incentive Plan		30,000	(9)		$30.42	02/16/2014
2004 Incentive Plan							1,669	(3)	$69,881
2004 Incentive Plan							3,000	(10)	$125,610	7,000	(8)	$293,090

(1)	These options were granted on December 9, 2004 and vest 25% on the first four anniversaries of the date of grant.
(2)	These options were granted on February 22, 2006 and vest 25% on the first four anniversaries of the date of grant.
(3)	These nonvested equity shares of common stock were granted on February 22, 2006 and vest 25% on the first four anniversaries of the date of grant.
(4)	These nonvested equity shares of common stock were granted on March 9, 2005 and vest 25% on the first four anniversaries of the date of grant.
(5)	Tranche A and Tranche B options granted under the 2002 Option Plan were subject to the following dual vesting provisions: (1) proportionate vesting if capital was raised from Series A and Series B investors (“equity vesting”), and (2) 40% on the first anniversary of the date of grant and 20% on subsequent anniversaries of the date of grant (“time vesting”). Options granted on or before February 3, 2003 had time vesting provisions of 20% on date of grant and 20% on each of the next four anniversaries of the date of grant. As of May 12, 2004, all options under the 2002 Stock Option Plan were equity vested and were only subject to time vesting.
(6)	These options were granted on March 4, 2004 and only have time vesting provisions remaining (see note (5) for further information on previous equity vesting provisions to which these options were subject). These options vest 40% on the first anniversary of the date of grant and 20% on subsequent anniversaries of the date of grant.
(7)	These options were granted on March 4, 2004 and vest 25% on the first four anniversaries of the date of grant.
(8)	These nonvested performance shares were granted to the named executive officers on May 9, 2007. Vesting is contingent upon meeting certain operational and financial metrics that are selected by the Compensation Committee for each year in a four-year performance period, commencing in 2007 and ending in 2010. The performance shares contingently vest each year depending on the level at which the performance goals are achieved. Each year during the four year period, it is possible for between 25% and 50% of the original shares to vest based on meeting the performance goals. As of December 31, 2007, the performance conditions for the vesting of these shares had not yet been established.
(9)	These options were granted on February 16, 2007 and vest 25% on the first four anniversaries of the date of grant.
(10)	These nonvested performance shares were granted to the named executive officers on May 9, 2007. Vesting is contingent upon meeting certain operational and financial metrics that are selected by the Compensation Committee for each year in a four-year performance period, commencing in 2007 and ending in 2010. The performance shares contingently vest each year depending on the level at which the performance goals are achieved. Each year during the four year period, it is possible for between 25% and 50% of the original shares to vest based on meeting the performance goals. As of December 31, 2007, certain performance conditions were satisfied, and 30% of the original grant was eligible for vesting; however, such shares remained subject to a time-based vesting requirement through February 16, 2008. The compensation expense associated with these shares has also been included in the Summary Compensation Table.
(11)	These options were granted on March 30, 2007 and vest 25% on the first four anniversaries of the date of grant.
(12)	These nonvested equity shares of common stock were granted on March 30, 2007 and vest 25% on the first four anniversaries of the date of grant.
(13)	These options were granted on July 10, 2006 and vest 25% on the first four anniversaries of the date of grant.
(14)	These nonvested equity shares of common stock were granted on July 10, 2006 and vest 25% on the first four anniversaries of the date of grant.

Option Exercises and Stock Vested in 2007

The following table contains information with respect to the named executive officers concerning option exercises and vesting of restricted stock during 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Fredrick J. Barrett	—	$—	975	$29,806
Robert W. Howard	—	$—	—	$—
Joseph N. Jaggers	—	$—	8,941	$339,222
Francis B. Barron	1,000	$39,297	1,029	$31,159
Kurt M. Reinecke	—	$—	556	$16,997

Payments Upon Termination or Change in Control

The following table summarizes estimated payments that would be payable to our named executive officers assuming that their employment terminated on December 31, 2007 within one year following a change in control pursuant to the “double trigger” provisions of our severance protection agreements, as described below. No payment would be required in the event of a voluntary termination (other than for good reason), a termination by us or our successor for cause or a termination by us before a change in control (unless the termination was within 30 days prior to the change in control in anticipation of the change in control). According to the terms of our equity plans and the grants of options and shares pursuant to those plans, the vesting of those grants automatically accelerates upon a change in control notwithstanding the double trigger provisions of the severance protection agreements.

Potential Payments Upon Termination After

A Change In Control

Name	Severance Payment (3 times salary and bonus) ($)	Value of Accelerated Equity Grants ($)(1)	Estimated Tax “Gross Up” Payment ($)(2)	Lump Sum Payment for Benefits ($)(3)	Lump Sum for Outplacement Services ($)	Total Estimated Benefit ($)
Fredrick J. Barrett	2,103,000	2,436,545	761,182	37,404	7,500	5,345,631
Robert W. Howard	1,567,500	2,319,200	746,598	37,404	7,500	4,678,202
Joseph N. Jaggers	1,935,000	4,899,558	760,548	37,404	7,500	7,640,010
Francis B. Barron	1,323,750	1,322,270	332,074	37,404	7,500	3,022,998
Kurt M. Reinecke	940,800	975,412	279,896	37,404	7,500	2,196,108

(1)	Assuming the acceleration of unvested options and restricted stock grants, including performance shares, held at December 31, 2007 based on the closing price of our common stock on the New York Stock Exchange on December 31, 2007, the last trading day before year end, of $41.87 per share.
(2)	The calculation for the tax reimbursement, or “gross up”, payment considers that, if the sum of the severance payment, the value of accelerated equity grants, the outplacement services payment and the payment for continuation of benefits, exceeds the five year average W-2 wages so that an excise tax is imposed on such payments pursuant to Internal Revenue Code Section 4999, a “gross up” payment is made to the named executive officers to reimburse the excise tax and income tax payable on that amount.
(3)	Based on the cost to provide benefits on December 31, 2007.

The following is a summary of the material terms of the change in control severance protection agreements for our chief executive officer, chief operating officer, chief financial officer, and senior vice presidents (the “Senior Executive Officers”), including the named executive officers:

•

The agreements have a “double trigger” so that they are triggered when there is both a change in control of the Company, and the person’s employment is terminated within one year after the change in control other than a termination by the Company for cause or by the Senior Executive Officer without good reason. We believe that providing severance benefits in this situation is appropriate in order to ensure that our Senior Executive Officers are committed to completing a transaction that may be in the best interests of our stockholders without such Senior Executive Officer’s being concerned with his or her job security. In the event both triggers occur, Senior Executive Officers will receive:

•

A severance payment equal to three times the Senior Executive Officer’s highest cash compensation, including bonus, paid during a consecutive 12 month period in any of the three years preceding the termination. This amount is payable in a lump sum.

•	Payment of a lump sum amount equivalent to the cost to continue all life, disability, accident and health insurance, or reasonably equivalent benefits, for 36 months after termination.

•	Payment of $7,500 for outplacement services to assist the Senior Executive Officer in obtaining new employment.

•

An additional amount, or a tax “gross up” payment, equal to the amount, if any, of excise and related income tax payable by Senior Executive Officers under the golden parachute provisions of the Internal Revenue Code. The payment of this “gross up” amount is intended to provide the Senior Executive Officer with the full amount of the severance payment determined under the agreement.

•

Our stock incentive plans for all employees provide for accelerated vesting of all unvested stock options and accelerated lapsing of all restrictions on restricted stock grants upon the occurrence of the change in control, regardless of whether the officer or employee is terminated.

•

Upon termination of employment for any reason and not only after a change in control, the Senior Executive Officer will not solicit any of our employees for a period of one year after the termination of the Senior Executive Officer’s employment.

•	A requirement that the Senior Executive Officer keep our nonpublic information confidential.

Generally, pursuant to the agreements, a change in control is deemed to occur if any of the following occurs:

•	Someone acquires 30% or more of our common stock;

•

The individuals who are members of our Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least two-thirds of the Board unless approved by a vote of at least two-thirds of the then Incumbent Board;

•	We consummate a merger, consolidation or reorganization, unless certain circumstances are met;

•	Our complete liquidation or dissolution; or

•	The sale or other disposition of all or substantially all of our assets.

Generally, a termination by the employee for “good reason” requires the following:

•	Assignment to the employee of duties inconsistent with, or a substantial alteration in the nature of, the employee’s responsibilities in effect immediately prior to the change in control;

•

A reduction in either the employee’s salary or target bonus (if a target bonus has been established for the employee) as each is in effect on the date of a change in control, or the discontinuance or material adverse alteration of any material pension, welfare or fringe benefit enjoyed by the employee on the date of a change in control;

•

Relocation of the employee’s place of employment to any place in excess of 50 miles from the employee’s place of employment immediately prior to the change in control without the employee’s written consent;

•	Material breach by us of the change in control agreement that is not cured in the appropriate period; or

•	Failure by us to have our obligations under the change in control agreement assumed by any successor company.

Generally, “cause” means:

•

If the officer is party to an employment agreement or similar agreement with us and that agreement includes a definition of cause, the definition contained in that agreement (no officers currently have employment or similar agreements).

•	If no employment or similar agreement exists, it means

•	the officer’s failure to perform the duties reasonably assigned to him or her;

•	our good faith finding of the officer’s dishonesty, gross negligence or misconduct;

•	a material breach by the officer of any of our written employment policies or rules; or

•	the officer’s conviction for, or his or her plea of guilty or nolo contendere to, a felony or any other crime which involves fraud, dishonesty or moral turpitude.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. These agreements require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified, and to cover them under any directors’ and officers’ liability insurance policy that we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and will be in addition to any other rights that the indemnitee may have under our Restated Certificate of Incorporation, Bylaws and applicable law.

Director Compensation

Our directors who are not our employees and who were not previously nominated by the investors in our Series B preferred stock (“Outside Directors”) receive an annual retainer of $40,000 payable quarterly and a meeting attendance fee of $1,000 for each Board and committee meeting attended. The Chair of the Audit Committee receives an additional annual retainer of $15,000 and a meeting attendance fee of $1,000 for substantive meetings with management and auditors; the Chair of the Compensation Committee receives an additional annual retainer of $10,000; and the chairs of other committees receive an additional annual retainer of $5,000. Upon their initial election and on January 1 of each year, Outside Directors also receive options to purchase 10,000 shares of our common stock with an exercise price equal to the fair market value of the common stock on the trading day before the election of the new Outside Director or the date of grant. All of these options vest 25% on each of the first four anniversaries of the date of grant and expire on the seventh anniversary of the date of grant. All directors are reimbursed for all reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors. Beginning with the second quarter of 2007, Outside Directors may elect to receive their fees in the form of our common stock, issued pursuant to our 2004 Stock Incentive Plan. After each quarter, shares with a value equal to the fees payable for that quarter, calculated using the closing price on the NYSE on the last trading day of the quarter, will be delivered to each Outside Director who elected before that quarter to receive shares in payment of the director fees.

During 2007, the non-management directors received the following compensation:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
James M. Fitzgibbons	$12,250	$45,980	$84,456	$142,686
Randy Foutch	$11,250	$44,994	$84,456	$140,700
Jeffrey A. Harris	$—	—	$—	$—
Jim W. Mogg	$—	$37,646	$117,785	$155,431
Philippe S.E. Schreiber	$58,250	$—	$84,456	$142,706
Randy Stein	$73,250	$—	$84,456	$157,706
Michael E. Wiley	$8,250	$33,987	$84,456	$126,693

(1)	Represents the dollar amount of director fees that were paid in the form of our common stock. After each quarter, shares with a value equal to the fees payable for that quarter, calculated using the closing price on the NYSE on the last trading day of the quarter, are delivered to the directors who elected before that quarter to receive shares in payment of the director fees.
(2)	The amounts in the Option Awards column are dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year determined in accordance with SFAS No. 123R. The grant date fair values of each stock option award, computed in accordance with SFAS No. 123R, granted to each director during 2007 were as follows: Mr. Fitzgibbons, $118,021; Mr. Foutch, $90,406; Mr. Harris, $0; Mr. Mogg, $118,021; Mr. Schreiber, $118,021; Mr. Stein, $118,021; and Mr. Wiley, $118,021. As of December 31, 2007, each director held the following number of total outstanding options: Mr. Fitzgibbons, 30,000; Mr. Foutch, 20,000; Mr. Harris, 0; Mr. Mogg, 10,000; Mr. Schreiber, 69,174; Mr. Stein, 30,000; and Mr. Wiley, 30,000.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Fitzgibbons, Harris, Mogg and Schreiber, all of whom are non-employee directors. None of these individuals has ever been an officer or employee of our company. In addition, none of our executive officers serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board or on our Compensation Committee.

Interests of Management and Others in Certain Transactions

Following is a discussion of transactions between us and our officers, directors and stockholders owning more than 5% of the outstanding shares of our common stock since January 1, 2007, which is the beginning of our last fiscal year.

Mr. Harris, a director, is a member and serves as a Managing Director at Warburg Pincus LLC. Mr. Harris initially was nominated as a director pursuant to the stockholders’ agreement and Series B stock purchase agreement, relating to the sale of the Series B preferred stock, pursuant to which an affiliate of Warburg Pincus purchased 22,000,000 shares of Series B preferred stock for $5.00 per share for a total purchase price of $110,000,000.

Registration Rights Agreement with Series B Preferred Stock Investors

On March 28, 2002, we entered into a registration rights agreement with the holders of our Series B preferred stock who purchased 51,000,000 shares pursuant to a stock purchase agreement dated March 28, 2002. Pursuant to the registration rights agreement, we have agreed to register, under certain circumstances, the 23,370,233 shares of our common stock (“registrable securities”), which they received upon conversion of their

Series B preferred stock immediately prior to the completion of our initial public offering. The holders that currently may exercise registration rights consist of Warburg Pincus Private Equity VIII, L.P and related entities who hold 7,578,183 shares of common stock as of March 12, 2008.

Demand Registration Rights. Each stockholder who is the holder of (1) more than 10% of our then outstanding common stock, (2) common stock with an aggregate current market value of at least $50,000,000 or (3) stockholders holding at least 60% of the shares of our common stock shall have the right to require us by written notice to register a specified number of shares in accordance with the Securities Act and the registration rights agreement. Each qualified holder has the right to request up to five registrations on Form S-3, minus any demand registration rights exercised prior to that date. Nevertheless, in no event shall more than one demand registration occur during any six-month period or within 120 days after the effective date of a registration statement, provided that no demand registration may be prohibited for that 120-day period more than once in any 12-month period.

Piggy-back Registration Rights. If we propose to file a registration statement under the Securities Act with respect to an offering of common stock (subject to certain exceptions), whether or not for our own account, then we must give at least 30 days’ notice prior to the anticipated filing date to all holders of registrable securities to allow them to include a specified number of their shares in that registration statement. We will be required to maintain the effectiveness of that registration statement until the earlier of 120 days after the effective date and the consummation of the distribution by the participating holders.

Conditions and Limitations; Expenses. The registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under certain circumstances. We will generally pay all registration expenses in connection with a demand registration or a registration on Form S-3, regardless of whether a registration statement is filed or becomes effective.

Management Rights Agreement

We have entered into a management rights agreement with each of Warburg Pincus Private Equity VIII, L.P. and certain other entities that purchased our Series B preferred stock pursuant to the stock purchase agreement. Under the terms of this agreement, each of these investors is entitled to (1) consult with and advise us on significant business issues, (2) examine our records, subject to customary confidentiality restrictions on the use of such information, and (3) be notified of and attend all meetings of the Board in a non-voting advisory capacity and receive all materials distributed to Board members. The parties to the management rights agreement do not receive compensation under the agreement. Each respective agreement will terminate upon the date on which the relevant investor owns less than 5% of our capital stock. Currently, only the agreement with Warburg Pincus Private Equity VIII, L.P. and related entities remains in effect.

Approval of Related Party Transactions

We have not formally adopted any policies or procedures for approval of related party transactions. However, related party transactions are strongly discouraged. All proposed related party transactions are disclosed to our Board and are addressed on a case-by-case basis.

Relationships of Officers and Directors

Fredrick J. Barrett, our Chief Executive Officer, Chairman of the Board and a director, is the brother of Terry R. Barrett, our Senior Vice President—Exploration, Northern Division.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the SEC and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of our common stock.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that all required reports of our officers, directors and greater than ten percent stockholders under Section 16(a) were timely filed during the year ended December 31, 2007, except (1) one report on Form 4 reporting the exercise of a stock option in May 2007 by Huntington T. Walker was filed one business day late, and (2) Forms 4 reporting exempt transactions (the withholding of shares to pay withholding taxes upon the vesting of restricted share grants in February 2007) were filed approximately 11 business days late for Fredrick J. Barrett, Francis B. Barron, Kevin M. Finnegan, David R. Macosko and Kurt M. Reinecke.

Audit Committee Report

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

The Committee has reviewed and discussed with management and Deloitte & Touche LLP, our independent registered public accounting firm, the audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2007.

The Audit Committee also has discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed pursuant to SAS 61, 89 and 90, “Codification of Statements on Auditing Standards, Communication with Audit Committees.” The Audit Committee has received and reviewed written disclosures and the letter from Deloitte & Touche LLP as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with Deloitte & Touche LLP such independent accountants’ independence. No services, other than audit and audit-related services, were performed by Deloitte & Touche LLP during the fiscal year ended December 31, 2007. The Audit Committee believes that the provision of those services by Deloitte & Touche LLP to the Company and its subsidiaries is compatible with maintaining the principal auditors’ independence.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC.

This report is submitted on behalf of the Audit Committee.

Respectfully submitted,

Randy Stein, Chair

James M. Fitzgibbons

Randy A. Foutch

Philippe S.E. Schreiber

Code Of Business Conduct And Ethics

On September 9, 2004, the Board of Directors adopted our Code Of Business Conduct And Ethics governing business conduct and relevant actions of the our officers, directors, employees and certain other persons who have relationships or dealings with us. The Code Of Business Conduct And Ethics includes our code of ethics for senior financial management. The Code Of Business Conduct And Ethics also sets forth procedures for reporting concerns about accounting, auditing, internal controls, financial or other matters. The Code Of Business Conduct And Ethics also provides a mechanism for reporting any written concerns or questions. Any concerns submitted on an anonymous basis related to financial matters will be directed to the Audit Committee, while any questions relating to any other matter will be directed to our legal counsel or human resources department. A current copy of the Code of Business Conduct and Ethics is posted on our website at www.billbarrettcorp.com and a printed copy may be obtained by sending a request to our Corporate Secretary at our corporate headquarters. Any amendment to, or a waiver from, a provision of the Code of Business Conduct and Ethics that applies to the our principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions) is required to be approved by the Audit Committee, will be disclosed in accordance with the relevant rules and regulations of the SEC and will be posted on our website.

PROPOSAL NO. 2—APPROVAL OF 2008 STOCK INCENTIVE PLAN

Introduction

On February 22, 2008, our Board of Directors, upon recommendation of the Compensation Committee of the board, approved the Bill Barrett Corporation 2008 Stock Incentive Plan (the “2008 Plan”). At that time, our Board of Directors directed that the 2008 Plan be submitted to our stockholders for approval at the Annual Meeting.

The 2008 Plan is similar to our prior 2004 Plan, although it contains certain new or revised terms, including:

•

No more than 1,000,000 of shares of our common stock reserved for issuance under the 2008 Plan may be issued in the form of “full value” share awards, which are awards other than stock options and stock appreciation rights.

•	Repricing of stock options and stock appreciation rights under certain circumstances is prohibited without stockholder approval.

•	Fair market value of awards is determined based on the closing price of our common stock on the date of determination.

Consistent with our prior equity compensation plans, the 2008 Plan continues to provide the following terms:

•	All stock options must be issued at fair market value; as a result, the 2008 Plan prohibits discounted options.

•	Our Compensation Committee, consisting of independent directors, administers the 2008 Plan.

In addition, because the vesting and payout of awards under the 2008 Plan may be conditioned upon the satisfaction of performance measures specified in the 2008 Plan, such awards are intended to meet the requirements of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) regarding the deductibility of executive compensation that is “performance-based.” We are therefore seeking approval from stockholders of the performance measures set forth in the 2008 Plan.

Summary of the 2008 Plan

The 2008 Plan will be effective when approved by our stockholders at the Annual Meeting. A copy of the 2008 Plan is attached to this proxy statement as Appendix A, and this discussion is qualified in its entirety by reference to the full text of the 2008 Plan.

Purpose of the 2008 Plan

The purpose of the 2008 Plan is to enhance our ability to attract and retain officers, employees, directors and consultants of outstanding ability; to promote our interests by aligning the interests of participants in the 2008 Plan with those of our stockholders; and to provide participants with incentive to put forth maximum efforts for our continued growth and success.

Administration

The 2008 Plan will be administered by our Compensation Committee. The Compensation Committee has the authority to establish, amend and waive rules relating to the 2008 Plan and to determine the identity of participants, the timing and amount of any awards and other terms and conditions of awards. The Compensation Committee may delegate to a committee that consists of one or more members of the Board who are not “outside directors” (within the meaning of Section 162(m)) the authority to grant awards to eligible persons who are either (i) not then Covered Employees (as defined in Section 162(m)) and are not expected to be Covered Employees at the time of recognition of income resulting from such award; or (ii) not persons with respect to whom we wish to comply with Section 162(m). The Compensation Committee may also delegate to a committee that consists of one or more members of the Board who are not “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) the authority to grant awards to eligible persons who are not subject to Section 16 of the Exchange Act.

The regulations under Section 162(m) require that the directors who serve as members of the Compensation Committee must be “outside directors.” The 2008 Plan provides that directors serving on the Compensation Committee are to be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the Compensation Committee directors who are (i) our current employees or an affiliate, (ii) our former employees or an affiliate receiving compensation for past services, other than benefits under a tax-qualified retirement plan, (iii) our current and former officers or an affiliate, (iv) our directors currently receiving direct or indirect remuneration or an affiliate in any capacity, other than as a director, and (v) any other person who is not otherwise considered an “outside director” for purposes of Section 162(m). The definition of an “outside director” under Section 162(m) is generally narrower than the definition of a “non-employee director” under Rule 16b-3 of the Exchange Act.

Eligibility

Our officers, employees, directors and consultants and those of our affiliates are eligible to receive awards under the 2008 Plan (see “Types of Awards” below); provided, that, only our employees and the employees of our affiliates are eligible to receive Incentive Stock Options.

Number of Shares Available for Issuance under 2008 Plan

The total number of shares of our common stock available for issuance under the 2008 Plan is 3,000,000, subject to adjustment for future stock splits, stock dividends and similar changes in our capitalization. Any shares of our common stock subject to an award under the 2008 Plan that is forfeited or expires or terminates unexercised or unearned, or otherwise does not result in the issuance of shares of common stock, may again be used for an award under the 2008 Plan.

The maximum number of shares that may be the subject of awards other than options and stock appreciation rights is 1,000,000, while the maximum number of shares that may be issued pursuant to incentive stock options is 3,000,000. The aggregate number of shares subject to options or stock appreciation rights granted during any calendar year to any one participant shall not exceed 500,000. The aggregate number of shares subject to awards other than options or stock appreciation rights granted during any calendar year to any one participant shall not exceed 500,000.

Types of Awards

The types of awards that may be granted under the 2008 Plan include incentive and non-qualified stock options, stock appreciation rights, restricted stock, performance shares, share purchases and other stock-based awards. Subject to certain restrictions applicable to incentive stock options, awards will be exercisable by the recipients at such times as are determined by the Compensation Committee, but in no event may the term of an award be longer than ten years after the date of grant.

In addition to the general characteristics of all of the awards described in this proxy statement, the basic characteristics of awards that may be granted under the 2008 Plan are as follows:

Incentive and Non-Qualified Stock Options. Both incentive and non-qualified stock options may be granted to recipients at such exercise prices as the Compensation Committee may determine, provided, that the exercise price of any option will never be less than 100% of the fair market value (as defined in the 2008 Plan) of a share of our common stock as of the date the option is granted. We determine fair market value of our common stock based on the closing price of our common stock on the New York Stock Exchange, or NYSE, on the date of grant; however, if no sale of our stock occurred on that date, we will use the closing sales price on the trading date before the date on which a sale of our stock occurred. Stock options may be granted and exercised at such times as the Compensation Committee may determine, except that, unless applicable federal tax laws are modified, the aggregate fair market value of the shares our common stock with respect to which incentive stock options may first become exercisable in any calendar year for any employee may not exceed $100,000 under the 2008 Plan and any other incentive stock option plan that we have in effect. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns more than 10% of the combined voting power of all classes of our stock.

The purchase price payable upon exercise of options may be paid in cash, or, if the Compensation Committee permits, by surrender of shares of our common stock held by the participant for at least six months prior to exercise or the attestation of ownership of such shares (where the fair market value of the shares delivered on the date of exercise is equal to the option price of the stock being purchased), by a “same day sale” commitment with an acceptable broker-dealer in which the participant may simultaneously exercise options and sell the stock acquired upon such exercise to pay the purchase price; through other methods prescribed by the Compensation Committee; or by any combination of the foregoing, in all instances, to the extent permitted by applicable law.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights in connection with a previously or contemporaneously granted option or independent of any option. Stock appreciation rights related to an option are subject to the exercise, vesting and duration terms applicable to the related option. The value of a stock appreciation right granted to a recipient is determined by the appreciation in our common stock, subject to any limitations upon the amount or percentage of total appreciation that the Compensation Committee may determine at the time the right is granted. Compensation payable under a stock appreciation right may not be greater than the excess of the fair market value of the stock (or option) on the date of exercise over the fair market value of our common stock on the date of grant.

Performance Shares and Performance Units. Performance shares may be granted in the form of actual shares of our common stock. Performance shares entitle the recipient to payment in amounts determined by the Compensation Committee based upon the achievement of specified performance measures during a specified term and the participant’s “continuous service” (as defined in the 2008 Plan) through the last day of such term. With respect to recipients who are “covered employees” under Section 162(m) of the Code, the performance measures are set by our Compensation Committee at the start of each performance period and are based on one or a combination of two or more of the following performance criteria: revenue; earnings before interest, taxes depreciation and amortization; funds from operations; funds from operations per share; operating income; pre or after tax income; production levels; reserve levels and/or additions; cash available for distribution; cash available for distribution per share; net earnings; earnings per share; return on equity; return on assets; share price performance; improvements in attainment of expense levels; implementation or completion of critical projects; or improvement in cash-flow (before or after tax).

Any performance measure utilized may be expressed in absolute terms, as a change from preceding performance periods, as a comparison to the performance of specified companies or other external measures, or otherwise, as the Compensation Committee may determine, and may relate to corporate, group, unit, division, affiliate or individual performance. No participant may receive awards of performance shares or units relating to more than 500,000 shares in any 12 month period under the 2008 Plan.

Payments with respect to stock appreciation rights may be paid, as determined by the Compensation Committee, in cash, shares of our common stock, or a combination of cash and shares.

Restricted Stock and Other Stock-Based Awards. Our common stock granted to recipients may contain such restrictions as the Compensation Committee may determine, including provisions requiring forfeiture and imposing restrictions upon stock transfer. Awards of restricted stock may, in the discretion of the Compensation Committee, provide the participant with dividends and voting rights prior to vesting. The Compensation Committee may also from time to time grant awards of common stock or awards based on the value of our common stock, subject to conditions and terms determined by the Compensation Committee, in its sole discretion.

Share Purchases. The Compensation Committee may authorize eligible individuals to purchase our common stock at a price equal to or above the fair market value of our common stock at the time of grant. Any such offer will be subject to the conditions and terms imposed by the Compensation Committee.

Acceleration of Awards, Lapse of Restrictions

Consistent with the terms of the 2008 Plan, the Compensation Committee may accelerate vesting requirements, performance periods, and the expiration of the applicable term or restrictions, and adjust performance targets and payments, upon such terms and conditions as are set forth in the participant’s award agreement, or otherwise in the Compensation Committee’s discretion. Unless otherwise provided by the Compensation Committee, upon a “change in control” (as that term is defined in the 2008 Plan), options and stock appreciation rights automatically vest and restrictions on other awards automatically lapse.

Duration, Adjustments, Modifications, Terminations

The 2008 Plan provides that all awards are subject to agreements containing the terms and conditions of the awards. Such agreements will be entered into by the recipients of the awards and us on or after the time the awards are granted.

The 2008 Plan will remain in effect until the tenth anniversary of its effective date, which will occur upon stockholder approval, or such earlier date on which the 2008 Plan is terminated. The 2008 Plan also gives the Board of Directors the right to amend, modify, terminate or suspend the 2008 Plan; provided, however, that the approval of all stockholders or the consent of a particular participant may be required under certain circumstances if (a) such approval is necessary to comply with applicable law; (b) the amendment would adversely affect the rights of a Participant under an award; or (c) the amendment would constitute a re-pricing of an option or stock appreciation right.

In the event of any “equity restructuring” within the meaning of SFAS No. 123R, such as a stock dividend or a stock split, the 2008 Plan requires, with certain exceptions, the Compensation Committee to adjust the number and type of shares available for awards or subject to outstanding awards, and the exercise or strike price of such awards. In the event of any other change in corporate capitalization, which may include a merger or consolidation, the Compensation Committee has the discretion to make such equitable adjustments similar to those described above as it deems appropriate to prevent enlargement or diminution of participants’ rights. Adjustments in performance targets and payments on performance units are also permitted upon the occurrence of such events as may be specified in the related agreements, which may include a “change of control.” Under the 2008 Plan, the Compensation Committee may cancel outstanding options and stock appreciation rights generally in exchange for cash payments to the recipients upon certain corporate events (e.g., mergers, consolidations, reorganizations, or other similar events involving us).

Federal Tax Considerations

The following summary sets forth the tax events generally expected for United States citizens under current United States federal income tax laws in connection with awards under the 2008 Plan.

Incentive Stock Options. A recipient will realize no taxable income, and we will not be entitled to any related deduction, at the time an incentive stock option is granted under the 2008 Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option, and we will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a long-term capital gain or loss. We will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by such recipient before the expiration of the statutory holding periods (a “disqualifying disposition”), such recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. We will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. Such capital gain or loss will be long-term or short-term based upon how long the shares were held. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequence of such disqualifying disposition will be as described above.

The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-qualified stock option, the tax consequences of which are discussed below.

Non-Qualified Stock Options. A recipient will realize no taxable income, and we will not be entitled to any related deduction, at the time a non-qualified stock option is granted under the 2008 Plan. At the time of exercise of a non-qualified stock option, the recipient will realize ordinary income, and we will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

Restricted and Unrestricted Stock; Restricted Stock Units. Unless the recipient files an election to be taxed under Section 83(b) of the Code: (a) the recipient will not realize income upon the grant of restricted stock; (b) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction, when the restrictions have been removed or expire; and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

With respect to awards of unrestricted stock: (a) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction upon the grant of the unrestricted stock and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant.

When the recipient disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

A recipient will not realize income upon the grant of restricted stock units, but will realize ordinary income, and we will be entitled to a corresponding deduction, when the restricted stock units have vested and been settled in cash and/or shares of our common stock. The amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of our common stock received on the date of issuance.

Stock Appreciation Rights and Performance Units. Generally: (a) the recipient will not realize income upon the grant of a stock appreciation right or performance unit award; (b) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction, in the year cash or shares of common stock are delivered to the recipient upon exercise of a stock appreciation right or in payment of the performance unit award; and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date of issuance. The federal income tax consequences of a disposition of unrestricted shares received by the recipient upon exercise of a stock appreciation right or in payment of a performance unit award are the same as described below with respect to a disposition of unrestricted shares.

Withholding. The 2008 Plan permits us to withhold from awards an amount sufficient to cover any required withholding taxes. In lieu of cash, the Compensation Committee may permit a participant to cover withholding obligations through a reduction in the number of shares to be delivered to such participant or by delivery of shares already owned by the participant.

New Plan Benefits

The specific individuals who will be granted awards under the 2008 Plan and the type and amount of any such awards will be determined by the Compensation Committee, subject to annual limits on the maximum amounts that may be awarded to any individual, as described above. Accordingly, future awards to be received by or allocated to particular individuals under the 2008 Plan are not presently determinable.

The approval of the 2008 Plan requires the affirmative vote of the majority of votes cast on the proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2008 STOCK INCENTIVE PLAN.

PROPOSAL NO. 3—RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm of Deloitte & Touche LLP, 555 Seventeenth Street, Suite 3600, Denver, Colorado 80202, as our independent registered public accounting firm to examine and audit our financial statements for the year ending December 31, 2008. Services provided to us by Deloitte & Touche LLP during 2007 are described under “Fees to Independent Auditors” below. The Audit Committee has considered the audit fees and other fees paid to Deloitte & Touche LLP, as discussed below, and has determined that the payment of such fees is compatible with maintaining the independence of Deloitte & Touche LLP. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting with the opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions.

Although ratification by the stockholders is not required by law, the Board has determined that it is desirable to seek stockholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of financial controls and reporting. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint new independent registered public accountants at any time during the year if the Audit Committee believes that such a change would be in the best interest of us and our stockholders. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee may reconsider its selection.

Vote Required

Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2008 requires the affirmative vote of a majority of the votes cast.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

Fees to Independent Auditors

Audit Fees

The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for its audit of our annual financial statements, its review of our quarterly financial statements, and the audit of our internal controls as required under the Sarbanes Oxley Act of 2002, for the fiscal years 2006 and 2007 were $591,200 and $560,150, respectively.

Audit Related Fees

The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for assurance and related services that are reasonably related to the performance of audit or review of our financial statements for the fiscal years 2006 and 2007 were $110,800 and $153,500, respectively. The 2006 fees were incurred in connection with the audit of the our employee directed 401(k) savings plan, review of the Form S-3 related to our shelf registration, review of documents with regard to our consideration of financing options, and in connection with responses to SEC comment letters with respect to our 2005 Annual Report on Form 10-K. The 2007 fees were incurred in connection with the audit of our employee directed 401(k) savings plan, and review of documents with regards to our consideration of financing options.

Tax Fees

Not applicable.

All Other Fees

Not applicable.

Audit Committee Pre-Approval

Our Audit Committee Charter provides that either (i) the Audit Committee shall pre-approve all auditing and non-auditing services of the independent auditor, subject to de minimis exceptions for other than audit, review or attest services that are approved by the Audit Committee prior to completion of the audit; or (ii) that the engagement of the independent auditor be entered into pursuant to pre-approved policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service. The Audit Committee pre-approved all of Deloitte & Touche LLP’s fees for audit services in fiscal years 2006 and 2007. Except as indicated above, there were no fees other than audit fees for fiscal years 2006 and 2007, and Deloitte & Touche LLP performed all the services described above with its full time permanent employees.

PROPOSAL NO. 4—STOCKHOLDER PROPOSAL REQUESTING THAT THE BOARD OF DIRECTORS TAKE THE STEPS NECESSARY TO ELIMINATE THE CLASSIFICATION OF TERMS OF THE BOARD OF DIRECTORS TO REQUIRE THAT ALL DIRECTORS STAND FOR ELECTION ANNUALLY

The following proposal was submitted for inclusion in this proxy statement by Mr. Gerald R. Armstrong, 820 Sixteenth Street, #705, Denver, Colorado 80202-3227, (303) 355-1199. Mr. Armstrong has advised us that he owns 100 shares of our common stock.

Stockholder Proposal. “Resolved: That the shareholders of BILL BARRETT CORPORATION request its Board of Directors to take those steps necessary to eliminate the classification of terms of its Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.”

Supporting Statement. “The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, the board of Bill Barrett Corporation is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability.

U. S. Bancorp, Associated Banc-Corp, Piper-Jaffray Companies, Fifth-Third Bancorp, Pan Pacific Retail Properties, Qwest Communications International, Excel Energy, Greater Bay Bancorp, North Valley Bancorp, Pacific Continental Corporation, Regions Financial Corporation, CoBiz Financial Inc., Marshall & Illsley Corporation, and Wintrust Financial, Inc. are among the corporations electing directors annually because of the efforts of the proponent.

The performance of management and Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual directors’ election) and firm value.

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect a need for change.

If you agree that the shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.”

Board of Directors Recommendation and Statement.

The Board of Directors unanimously recommends that stockholders vote AGAINST this proposal for the following reasons:

The Board believes that it is not in the best interests of our stockholders to declassify the Board of Directors and therefore recommends that the stockholders vote against this proposal.

Initially, the Nominating and Corporate Governance Committee of our Board of Directors reviewed the proposal to require the annual election of directors. The Nominating and Corporate Governance Committee consists solely of independent outside directors. After careful consideration, the Committee concluded that our classified board is in the best interests of our company and our stockholders. The Committee subsequently recommended to the full Board of Directors that it recommend stockholders vote against the proposal. The Board of Directors unanimously concurred with the Committee’s recommendation.

Our Board of Directors is divided into three classes of directors, each of which serves for staggered three-year terms. These staggered terms are an effort to balance two important concerns: first, that stockholders are given the opportunity to express their opinions about the Board’s performance each year, and second, that the directors focus on our long-term success.

The Board believes that our ability to succeed in producing long-term stockholder value requires long-term planning, capital commitments, and careful and consistent application of financial and other resources. The classified structure of our Board enables the Board to focus on long-term growth and success, as a majority of the directors at any given time will have greater experience in, and in-depth knowledge of, the business and operations of our company.

Election of directors by classes is a common practice that has been adopted by many companies. According to a 2006 study, a majority of the companies incorporated in Delaware, a majority of the companies listed on the New York Stock Exchange, and a majority of the companies comprising the Standard & Poor’s 1500 Index had classified boards (See Katz and McIntosh, Corporate Governance Update: Institutional Investors Ready Proxy Season ‘Wish Lists’, Real Corporate Lawyer (Nov. 2006), at www.realcorporatelawyer.com/pdfs/wlrk120106.pdf).

In the opinion of our Board, a classified board of directors facilitates continuity and stability of leadership and policy by assuring that experienced individuals familiar with our company and its business will be on the Board of Directors at all times. A classified board of directors is also intended to prevent precipitous changes in a corporation’s policies, business strategies and operations. A classified board protects stockholder interests from coercive attempts from outsiders to gain control. Board classification is intended to encourage any person seeking to acquire control of us to initiate such action through arm’s-length negotiations with the Board so as to benefit our stockholders.

This proposal requests the Board to take those steps necessary to cause the annual election of all directors. One of those steps would be for the Board of Directors to submit a proposal to the stockholders to amend our Restated Certificate of Incorporation at a future stockholders meeting. The amendment or repeal of the provision of the Restated Certificate of Incorporation providing for a classified board must be made by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of our outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

A vote in favor of this proposal is an advisory recommendation to the Board of Directors.

Vote Required. Approval of this proposal will require the affirmative vote of a majority of votes cast on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” THIS PROPOSAL.

OTHER BUSINESS

The Board of Directors is not aware of any other matters that are to be presented at the annual meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the annual meeting, the stockholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment. See below, “Proposals By Individual Stockholders; Discretionary Authority To Vote Proxies.”

PROPOSALS BY INDIVIDUAL STOCKHOLDERS;

DISCRETIONARY AUTHORITY TO VOTE PROXIES

In order to be considered for inclusion in our proxy statement and form of proxy relating to the next annual meeting of stockholders following the end of our 2008 fiscal year, proposals by individual stockholders must be received by us no later than December 10, 2008. Stockholder proposals also must comply with certain SEC rules and regulations.

Proposals that are not included in our proxy statement will be considered timely and may be presented at next year’s annual meeting only if the advance notice provisions of our Bylaws are satisfied. To be considered, proposals by stockholders generally must be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to our corporate Secretary not less than 60 days nor more than 90 days prior to first anniversary of the date on which we first mailed our proxy materials for the previous year’s annual meeting of stockholders. If the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting or if no such meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (a) the 90th day prior to such annual meeting or (b) the 10th day following the day on which public announcement of the date of such meeting is first made. A stockholder must also comply with certain other provisions of our Bylaws. A description of the procedures that must be followed by stockholders submitting proposals to nominate directors is described in greater detail above under “Proposal No. 1—Election of Directors.” For a copy of our Bylaws, please contact our Corporate Secretary at 1099 18th Street, Suite 2300, Denver, Colorado 80202.

HOUSEHOLDING

To reduce the expense of delivering duplicate proxy solicitation materials, we and some brokers may take advantage of the SEC’s “householding” rules. These householding rules permit the delivery of only one set of proxy solicitation materials to stockholders who share the same address, unless otherwise requested. Any stockholder of record who shares an address with another stockholder of record and who has received only one set of proxy solicitation materials may receive a separate copy of those materials, without charge and/or request future delivery of separate materials upon writing our Corporate Secretary at 1099 18th Street, Suite 2300, Denver, Colorado 80202 or calling (303) 293-9100. Likewise, any stockholder of record who shares an address with another stockholder of record and who has received multiple sets of proxy solicitation materials may request future delivery of a single copy of those materials upon writing our Corporate Secretary at 1099 18th Street, Suite 2300, Denver, Colorado 80202 or calling (303) 293-9100.

AVAILABILITY OF REPORTS ON FORM 10-K

UPON WRITTEN REQUEST, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007 TO ANY OF OUR STOCKHOLDERS OF RECORD, OR TO ANY STOCKHOLDER WHO OWNS OUR COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER AS NOMINEE, AT THE CLOSE OF BUSINESS ON MARCH 27, 2008. ANY REQUEST FOR A COPY OF OUR ANNUAL REPORT ON FORM 10-K SHOULD BE MAILED TO OUR CORPORATE SECRETARY, BILL BARRETT CORPORATION, 1099 18th STREET, SUITE 2300, DENVER, COLORADO 80202, (303) 293-9100.

This notice and proxy statement are sent by order of the Board of Directors.

Dated: April 10, 2008	Francis B. Barron Corporate Secretary

* * * * *

APPENDIX A

BILL BARRETT CORPORATION

2008 STOCK INCENTIVE PLAN

1. Purpose. The purpose of the Bill Barrett Corporation 2008 Stock Incentive Plan (the “Plan”) is to enhance the ability of Bill Barrett Corporation (the “Company”) and its Subsidiaries to attract and retain officers, employees, directors and consultants of outstanding ability and to provide selected officers, employees, directors and consultants with an interest in the Company parallel to that of the Company’s stockholders to align the interests of those Participants with the Company’s stockholders, providing Participants with a strong incentive to put forth the maximum effort for the continued success and growth of the Company. The term “Company” as used in this Plan with reference to employment or service shall include the Company and its Subsidiaries, as appropriate.

2. Definitions.

(a) “Agreement” means any written or electronic agreement, instrument or document evidencing the grant of an Award in such form as has been approved by the Committee, including all amendments thereto.

(b) “Award” shall mean an award determined in accordance with the terms of the Plan.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Cause” shall mean (i) if a Participant is party to an employment agreement or similar agreement with the Company and such agreement includes a definition of Cause, the definition contained therein or (ii) if no such employment or similar agreement exists, it shall mean (A) the Participant’s failure to perform the duties reasonably assigned to him or her by the Company, (B) a good faith finding by the Company of the Participant’s dishonesty, gross negligence or misconduct, (C) a material breach by the Participant of any written Company employment policies or rules or (D) the Participant’s conviction for, or his or her plea of guilty or nolo contendere to, a felony or for any other crime which involves fraud, dishonesty or moral turpitude.

(e) “Change in Control” of the Company means the occurrence of one of the following events:

(i) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Subsidiary”), (2) the Company or any Subsidiary, or (3) any Person in connection with a “Non-Control Transaction” as defined in paragraph (c) below;

(ii) The individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the then Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (defined as any solicitation subject to Rules 14a-1 to 14a-10 promulgated under the Exchange Act by any person or group of persons for the purpose of opposing a solicitation subject to Rules 14a-1 to 14a-10 by any other person or group of persons with respect to the election or removal of directors at any annual or special meeting of stockholders of the Company) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii) Consummation of:

(1) A merger, consolidation or reorganization involving the Company, unless

(a) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, a majority of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) or a corporation beneficially owning, directly or indirectly, a majority of the Voting Securities of the Surviving Corporation (a “Parent Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

(b) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute a majority of the members of the board of directors of either the Surviving Corporation or a Parent Corporation, and

(c) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 30% or more of the then outstanding Voting Securities) owns, directly or indirectly, 30% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities (unless there is a Parent Corporation, in which event of the Parent Corporation’s then outstanding voting securities), and

(d) a transaction described in the immediately preceding clauses (i) through (iii) shall herein be referred to as a “Non-Control Transaction”;

(2) A complete liquidation or dissolution of the Company; or

(3) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

(iv) Notwithstanding subclauses (i), (ii) or (iii) above, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportionate number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

In all cases, if the Participant is an employee of the Company and the Participant’s employment is terminated within 30 days prior to a Change in Control and the Participant reasonably demonstrates that such termination (1) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a “Third Party”), or (2) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then the date of a Change in Control with respect to such Participant shall mean the date immediately prior to the date of such termination of such Participant’s employment.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Committee” shall mean a committee of at least two members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein and who are “non-employee directors” within the meaning of Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and who are also “outside directors” within the meaning of Section 162(m) of the Code.

(h) “Common Stock” shall mean the common stock of the Company.

(i) “Company” means Bill Barrett Corporation, a Delaware corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

(j) “Continuous Service” means that the Participant’s service as an employee, director or consultant with the Company or a Subsidiary which is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary as an employee, director or consultant or a change in the entity for which the Participant renders such service; provided, that, there is no interruption or termination of the Participant’s Continuous Service other than an approved leave of absence. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted.

(k) “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(l) “Disability” shall have the same meaning as provided in any long-term disability plan maintained by the Company or any Subsidiary in which a Participant then participates (the “LTD Plans”); provided, that, if no such plan exists, it shall mean the failure of any Participant to perform his duties due to physical or mental incapacity, as determined by the Committee.

(m) “Fair Market Value” shall mean, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the date of determination, or, if no sale of the Common Stock occurred on that date, on the trading date before the date on which a sale of shares of Common Stock occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the arithmetic mean of the high and low prices for the Common Stock on the date of determination, or, if no such high and low prices are available on that date, the trading date before the date on which such prices are available, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

If the Common Stock is not listed on any established stock exchange or a national market system, the value determined by the reasonable application of any reasonable valuation method within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iv)(B), including but not limited to valuation determined by independent appraisal as of a date that is no more than twelve (12) months before the date of the relevant transaction.

(n) “Immediate Family Member” shall mean, except as otherwise determined by the Committee, a Participant’s spouse, ancestors and descendants.

(o) “Incentive Stock Option” shall mean a stock option which is intended to meet the requirements of Section 422 of the Code.

(p) “Nonqualified Stock Option” shall mean a stock option which is not intended to be an Incentive Stock Option.

(q) “Option” shall mean either an Incentive Stock Option or a Nonqualified Stock Option.

(r) “Participant” shall mean an officer, employee, director or consultant of the Company or its Subsidiaries who is selected to participate in the Plan in accordance with Section 5.

(s) “Performance Goals” shall mean or may be expressed in terms of any of the following business criteria: revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations, funds from operations per share, operating income, pre or after tax income, production levels, reserve levels and/or additions, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, share price performance, improvements in the Company’s attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax). A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. Unless otherwise determined by the Committee by no later than the earlier of the date that is 90 days after the commencement of the Performance Period or the day prior to the date on which 25% of the Performance Period has elapsed, the Performance Goals will be determined by not accounting for a change in GAAP during a Performance Period.

(t) “Performance Objective” shall mean the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Participant shall become entitled to specified rights in connection with an Award of performance shares.

(u) “Performance Period” shall mean the calendar year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a Participant’s entitlement to receive payment of an Award.

(v) “Subsidiary” shall mean any entity that controls, is controlled by or is under common control with the Company as may be determined by the Board; provided, that, with respect to Incentive Stock Options, it shall mean any subsidiary of the Company that is a corporation and which at the time qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

3. Shares Subject to the Plan. Subject to adjustment in accordance with Section 18, the total of the number of shares of Common Stock which shall be available for the grant of Awards under the Plan shall not exceed 3,000,000 shares of Common Stock, of which not more than 1,000,000 shares may be the subject of Awards other than Options and stock appreciation rights; provided, that, for purposes of this limitation, any Common Stock subject to an Option which is canceled or expires without exercise shall again become available for Award under the Plan. Upon forfeiture of Awards in accordance with the provisions of the Plan and the terms and conditions of the Award, such shares shall again be available for subsequent Awards under the Plan. Subject to adjustment in accordance with Section 18, no employee shall be granted, during any one (1) year period, Options to purchase more than 500,000 shares of Common Stock, and the number of shares of Common Stock subject to any Awards other than Options or stock appreciation rights shall not exceed 500,000 shares of Common Stock. Common Stock available for issue or distribution under the Plan shall be authorized and unissued shares or shares reacquired by the Company in any manner.

4. Administration.

(a) The Plan shall be administered by the Committee. All references to the Committee hereinafter shall mean the Board if no such Committee has been appointed. Notwithstanding the foregoing, the Board or Committee may (i) delegate to a committee of one or more members of the Board who are not “outside directors” within the meaning of Section 162(m) of the Code the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors” within the meaning of Rule 16b-3 the authority to grant Awards to eligible persons who are not subject to Section 16 of the Exchange Act.

(b) The Committee shall (i) approve the selection of Participants, (ii) determine the type of Awards to be made to Participants, (iii) determine the number of shares of Common Stock subject to Awards, (iv) determine the terms and conditions of any Award granted hereunder (including, but not limited to, any restriction and forfeiture conditions on such Award) and (v) have the authority to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect.

(c) Any action of the Committee shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries and stockholders, Participants and persons claiming rights from or through a Participant.

(d) The Committee may delegate to officers or employees of the Company or any Subsidiary, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and Award agreements.

(e) Members of the Committee and any officer or employee of the Company or any Subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

5. Eligibility. Individuals eligible to receive Awards under the Plan shall be the officers, employees, directors and consultants of the Company and its Subsidiaries selected by the Committee; provided, that, only employees of the Company and its Subsidiaries may be granted Incentive Stock Options.

6. Awards. Awards under the Plan may consist of Options, restricted Common Stock, performance shares, purchases, share awards, stock appreciation rights or other awards based on the value of the Common Stock. Incentive Stock Options may only be granted to employees of the Company and its Subsidiaries. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

7. Options. Options may be granted under the Plan in such form as the Committee may from time to time approve pursuant to terms set forth in an Option agreement.

(a) Types of Options. Each Option agreement shall state whether or not the Option will be treated as an Incentive Stock Option or Nonqualified Stock Option. The aggregate Fair Market Value of the Common Stock for which Incentive Stock Options granted to any one employee under this Plan or any other incentive stock option plan of the Company or of any of its Subsidiaries may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining Fair Market Value as of the date each respective Option is granted. In the event such threshold is exceeded in any calendar year, such excess Options shall be automatically deemed to be Nonqualified Stock Options. To the extent that any Option granted under this Plan which is intended to be an Incentive Stock Option fails for any reason to qualify as such at any time, such Option shall be a Nonqualified Stock Option.

(b) Option Price. The purchase price per share of the Common Stock purchasable under an Option shall be determined by the Committee; provided, however, the exercise price for Options will never be less than 100% of the Fair Market Value of the Common Stock on the date of the grant and in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company and its Subsidiaries (a “10% Stockholder”) the price per share specified in the agreement relating to such Option shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant. The Company specifically reserves the right under this Plan to directly or indirectly reprice Options granted hereunder by reducing the exercise price of any such Option or awarding substitute Options with a lower exercise price under such terms as it may determine to be appropriate.

(c) Option Period. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, that, in the case of Incentive Stock Options granted to 10% Stockholders, the term of such Option shall not exceed five (5) years from the date of grant.

(d) Exercisability. Each Option shall vest and become exercisable at a rate determined by the Committee on the date of grant. The transfer or exercise of a Nonqualified Stock Option shall be taxable under Code Section 83 and Treasury Regulation Section 1.83-7.

(e) Method of Exercise. Options may be exercised, in whole or in part, by giving written notice of exercise to the Company in a form approved by the Company specifying the number shares of Common Stock to be purchased. Such notice shall be accompanied by the payment in full of the Option exercise price. The exercise price of the Option may be paid by (i) cash or certified or bank check, (ii) surrender of Common Stock held by the Optionee for at least six (6) months prior to exercise (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes) or the attestation of ownership of such shares, in either case, if so permitted by the Company, where such Common Stock has a Fair Market Value equal to the aggregate exercise price of the Option at the time of exercise, (iii) if established by the Company, through a “same day sale” commitment from optionee and a broker-dealer that is acceptable to the Company that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased sufficient to pay for the total exercise price and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the total exercise price directly to the Company, (iv) through additional methods prescribed by the Committee, all under such terms and conditions as deemed appropriate by the Committee in its discretion, or (v) by any combination of the foregoing, and, in all instances, to the extent permitted by applicable law. A Participant’s subsequent transfer or disposition of any Common Stock acquired upon exercise of an Option shall be subject to any Federal and state laws then applicable, specifically securities law, and the terms and conditions of this Plan.

8. Restricted Common Stock. The Committee may from time to time award restricted Common Stock under the Plan to eligible Participants. Shares of restricted Common Stock may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose, for such period (the “Restricted Period”) as the Committee shall determine. The Committee may define the Restricted Period in terms of the passage of time or in any other manner it deems appropriate. The Committee may alter or waive at any time any term or condition of restricted Common Stock that is not mandatory under the Plan. Unless otherwise determined by the Committee, upon termination of a Participant’s Continuous Service with the Company for any reason prior to the end of the Restricted Period, the restricted Common Stock shall be forfeited and the Participant shall have no right with respect to the Award. Except as restricted under the terms of the Plan and any Award agreement, any Participant awarded restricted Common Stock shall have all the rights of a stockholder including, without limitation, the right to vote restricted Common Stock. If a share certificate is issued in respect of restricted Common Stock, the certificate shall be registered in the name of the Participant, but shall be held by the Company for the account of the Participant until the end of the Restricted Period.

9. Performance Shares.

(a) Type of Awards. Performance shares may be granted in the form of actual shares of Common Stock. In the event that a share certificate is issued in respect of performance shares, such certificate shall be registered in the name of the Participant, but shall be held by the Company until the time the performance shares are earned. The Performance Objectives and the length of the Performance Period shall be determined by the Committee.

(b) Performance Objectives. The Committee shall establish the Performance Objective for each Award of performance shares, consisting of one or more business criteria permitted as Performance Goals hereunder, one or more levels of performance with respect to each such criteria, and the amount or amounts payable or other rights that the Participant will be entitled to upon achievement of such levels of performance. The Performance Objective shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is ninety (90) days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent (25%) of the Performance Period has elapsed. More than one Performance Goal may be incorporated in a Performance Objective, in which case achievement with respect to each Performance Goal may be assessed individually or in combination with each other. The Committee may, in connection with the establishment of Performance Objectives for a Performance Period, establish a matrix setting forth the relationship between performance on two or more Performance Goals and the amount of the Award of performance shares payable for that Performance Period. The level or levels of performance specified with respect to a Performance Goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. Performance Objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance Objectives may differ for performance shares granted to any one Participant or to different Participants. An Award of performance shares to a Participant who is a Covered Employee shall (unless the Committee determines otherwise) provide that in the event of the Participant’s termination of Continuous Service prior to the end of the Performance Period for any reason, such Award will be payable only (i) if the applicable Performance Objectives are achieved and (ii) the Participant’s Continuous Service continues through the last day of the Performance period.

(c) Certification. Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the Performance Objectives and other material terms of an Award of performance shares have been achieved or met. Unless the Committee determines otherwise, performance shares shall not be settled until the Committee has made the certification specified under this Section 9(c). However, in no event shall performance shares with respect to a specified Performance Period be settled later than March 15th of the year following the calendar year in which such specified Performance Period ends.

(d) Adjustment. The Committee may, in its discretion, reduce or eliminate the amount of payment with respect to an Award of performance shares to a Covered Employee, notwithstanding the achievement of a specified Performance Objectives; provided, that, no such adjustment shall be made which would adversely impact a Participant following a Change in Control.

(e) Maximum Amount Payable. Subject to Section 18, the maximum number of performance shares subject to any Award to a Covered Employee is 500,000 for each 12 months during the Performance Period (or, to the extent the Award is paid in cash, the maximum dollar amount of any such Award is the equivalent cash value, based on the Fair Market Value of the Common Stock, of such number of shares of Common Stock on the last day of the Performance Period).

10. Share Purchases. The Committee may authorize eligible individuals to purchase Common Stock in the Company at a price equal to or above the Fair Market Value of the Common Stock at the time of grant. Any such offer may be subject to the conditions and terms the Committee may impose.

11. Stock Appreciation Rights. The Committee may in its discretion, either alone or in connection with the grant of another Award, grant stock appreciation rights in accordance with the Plan, the terms and conditions of which shall be set forth in an agreement. If granted in connection with an Option, a stock appreciation right shall cover the same number of shares of Common Stock covered by the Option (or such lesser number of shares as the Committee may determine) and shall, except as provided in this Section 11, be subject to the same terms and conditions as the related Option. Compensation payable under a stock appreciation right shall not be greater than the excess of the Fair Market Value of the stock (or Option) on the date of exercise over the Fair Market Value of the Common Stock (or Option) on the date of grant. Furthermore, the exercise price of such stock appreciation right may never be less than the Fair Market Value of the underlying Common Stock (disregarding lapse restrictions as defined in Treasury Regulation Section 1.83-3(i)) on the date of grant.

(a) Time of Grant. A stock appreciation right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or in the case of Nonqualified Stock Options, at any time thereafter during the term of such Option.

(b) Stock Appreciation Right Related to an Option.

(i) A stock appreciation right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A stock appreciation right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option agreement.

(ii) Upon the exercise of a stock appreciation right related to an Option, the Participant shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a share of Common Stock on the date preceding the date of exercise of such stock appreciation right over the per share purchase price under the related Option, by (B) the number of shares of Common Stock as to which such stock appreciation right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any stock appreciation right by including such a limit in the agreement evidencing the stock appreciation right at the time it is granted.

(iii) Upon the exercise of a stock appreciation right granted in connection with an Option, the Option shall be canceled to the extent of the number of shares as to which the stock appreciation right is exercised, and upon the exercise of an Option granted in connection with a stock appreciation right, the stock appreciation right shall be canceled to the extent of the number of shares of Common Stock as to which the Option is exercised or surrendered.

(c) Stock Appreciation Right Unrelated to an Option. The Committee may grant to a Participant stock appreciation rights unrelated to Options. Stock appreciation rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. Upon exercise of a stock appreciation right unrelated to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share on the date preceding the date of exercise of such stock appreciation right over the per share exercise price of the stock appreciation right, by (ii) number of shares of Common Stock as to which the stock appreciation right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any stock appreciation right by including such a limit in the agreement evidencing the stock appreciation right at the time it is granted.

(d) Method of Exercise. Stock appreciation rights shall be exercised by a Participant only by a written notice delivered in person or by mail to the Company at the Company’s principal executive office, specifying the number of shares of Common Stock with respect to which the stock appreciation right is being exercised. If requested by the Committee, the Participant shall deliver the agreement evidencing the stock appreciation right being exercised and the agreement evidencing any related Option to the Company who shall endorse thereon a notation of such exercise and return such agreement to the Participant.

(e) Form of Payment. Payment of the amount determined under this Section 11 may be made in the discretion of the Committee solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date preceding the date of exercise of the stock appreciation right, or solely in cash, or in a combination of cash and shares. If the Committee decides to make full payment in shares in Common Stock and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

12. Share Awards. Subject to such performance and employment conditions as the Committee may determine, awards of Common Stock or awards based on the value of the Common Stock may be granted either alone or in addition to other Awards granted under the Plan. Any Awards under this Section 12 and any Common Stock covered by any such Award may be forfeited to the extent so provided in the Award agreement, as determined by the Committee. Payment of Common Stock awards made under this Section 12 which are based on the value of Common Stock may be made in Common Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Common Stock on the date of payment), all as determined by the Committee in its sole discretion.

13. Special Provisions.

(a) Change in Control. Unless otherwise provided in an Award agreement, upon the occurrence of a Change in Control, all Options and stock appreciation rights shall automatically become vested and exercisable in full and all restrictions or performance conditions, if any, on any Common Stock awards, restricted Common Stock, or performance shares granted hereunder shall automatically lapse. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

(b) Forfeiture. Notwithstanding anything in the Plan to the contrary and unless otherwise specifically provided in an Award agreement, in the event of a serious breach of conduct by a Participant or former Participant (including, without limitation, any conduct prejudicial to or in conflict with the Company or its Subsidiary) the Committee may (i) cancel any outstanding Award granted to such Participant or former Participant, in whole or in part, whether or not vested, and/or (ii) if such conduct or activity occurs within one year following the exercise or payment of an Award, require such Participant or former Participant to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation shall be satisfied in cash or, if permitted in the sole discretion of the Committee, it may be satisfied in shares of Common Stock (based upon the Fair Market Value of the share of Common Stock on the date of payment), and the Committee may provide for an offset to any future payments owed by the Company or any Subsidiary to the Participant or former Participant if necessary to satisfy the repayment obligation. The determination of whether a Participant or former Participant has engaged in a serious breach of conduct or any activity in competition with any of the businesses of the Company or any Subsidiary shall be determined by the Committee in good faith and in its sole discretion.

14. Withholding. Upon (a) disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted pursuant to the Plan within two years of the grant of the Incentive Stock Option or within one year after exercise of the Incentive Stock Option, or (b) exercise of a Nonqualified Stock Option (or an Incentive Stock Option treated as a Nonqualified Stock Option), exercise of a stock appreciation right or the vesting or payment of any other Award under the Plan, or (c) under any other circumstances determined by the Committee in its sole discretion, the Company shall have the right to require any Participant, and such Participant by accepting the Awards granted under the Plan agrees, to pay to the Company the amount of any taxes which the Company shall be required to withhold with respect thereto. In the event of clauses (a), (b) or (c), with the consent of the Committee, at the Committee’s sole discretion, such Participant may elect to pay to the Company an amount equal to the amount of the taxes that the Company shall be required to withhold by delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of the withholding tax obligation as determined by the Company; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law. Such shares so delivered to satisfy the minimum withholding obligation may be either shares withheld by the Company upon the exercise of the Option or other shares. At the Committee’s sole discretion, a Participant may elect to have additional taxes withheld and satisfy such withholding with cash or shares of Common Stock held for at least six (6) months prior to exercise, if, in the opinion of the Company’s outside accountants, doing so would not result in a charge against earnings.

15. Nontransferability, Beneficiaries. Unless otherwise determined by the Committee with respect to the transferability of Nonqualified Stock Options by a Participant to his Immediate Family Members (or to trusts or partnerships or limited liability companies established for such family members), no Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options shall be exercisable, during the Participant’s lifetime, only by the Participant (or by the Participant’s legal representatives in the event of the Participant’s incapacity). Each Participant may designate a beneficiary to exercise any Option held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death. If no beneficiary has been named by a deceased Participant, any Award held by the Participant at the time of death shall be transferred as provided in the Participant’s will or by the laws of descent and distribution. Except in the case of the holder’s incapacity, an Option may only be exercised by the holder thereof.

16. No Right to Continuous Service. Nothing contained in the Plan or in any Award under the Plan shall confer upon any Participant any right with respect to the continuation of service with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or its Subsidiaries to terminate his or her Continuous Service at any time. Nothing contained in the Plan shall confer upon any Participant or other person any claim or right to any Award under the Plan.

17. Governmental Compliance. Each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant or award may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

18. Adjustments; Corporate Events. In the event of any equity restructuring (within the meaning of Statement of Financial Accounting Standards No. 123 (revised 2004), referred to as “FAS 123R”) that causes the per share value of Common Stock to change, such as a stock dividend or stock split, the Committee shall cause there to be made an equitable adjustment to the number and kind of shares or other securities issued or reserved for issuance pursuant to this Plan and to outstanding Awards (including but not limited to the number and kind of shares to which such Awards are subject, and the exercise or strike price of such Awards) to the extent such other Awards would not otherwise automatically adjust in the equity restructuring; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such Incentive Stock Options to violate Section 422(b) of the Code or any successor provision; provided further, that no such adjustment shall be authorized under this Section to the extent that such adjustment would cause an Award to be subject to adverse tax consequences under Section 409A of the Code. In the event of any other change in corporate capitalization, which may include a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of FAS No. 123R, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the plan. Unless otherwise determined by the Committee, the number of shares subject to an Award shall always be a whole number.

(a) Upon the occurrence of a corporate event in which outstanding Awards are not to be assumed or otherwise continued following such an event, the Committee may, in its discretion, terminate any outstanding Award without a Participant’s consent and (i) provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Committee in its sole discretion and/or (ii) provide that such Award shall be exercisable (whether or not vested) as to all shares covered thereby for at least thirty (30) days prior to such event.

(b) The existence of the Plan, the Award agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

19. Award Agreement. Each Award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan.

20. Amendment. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (a) no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange rule and (b) except as provided in Section 18, no amendment shall be made that would adversely affect the rights of a Participant under an Award theretofore granted, without such Participant’s written consent. Except as provided in Section 18, no Option or Stock Appreciation Right granted under the Plan may be amended to decrease the exercise price thereof, or be cancelled in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price, or otherwise be subject to any action that would be treated under accounting rules or otherwise as a “repricing” of such Option or Stock Appreciation Right, unless such action is approved by the Company’s stockholders.

21. General Provisions.

(a) The Committee may require each Participant purchasing or acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and without a view to distribution thereof.

(b) All certificates for Common Stock delivered under the Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Committee determines that the issuance of Common Stock hereunder is not in compliance with, or subject to an exemption from, any applicable Federal or state securities laws, such shares shall not be issued until such time as the Committee determines that the issuance is permissible.

(c) It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this

Section 21(c), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

(d) Except as otherwise provided by the Committee in the applicable grant or Award agreement, a Participant shall have no rights as a stockholder with respect to any shares of Common Stocks subject to an Award until a certificate or certificates evidencing shares of Common Stock shall have been issued to the Participant and, subject to Section 18, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which Participant shall become the holder of record thereof.

(e) The law of the State of Delaware shall apply to all Awards and interpretations under the Plan regardless of the effect of such state’s conflict of laws principles.

(f) Where the context requires, words in any gender shall include any other gender.

(g) Headings of Sections are inserted for convenience and reference; they do not constitute any part of this Plan.

(h) The Committee shall have the power to accelerate the time at which an Award shall be exercisable or vest notwithstanding the terms of any Award agreement.

(i) No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

(j) The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

(k) No fractional shares of Common Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

(l) The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

22. Expiration of the Plan. Subject to earlier termination pursuant to Section 20, no Award may be granted following the ten (10) year anniversary of the Effective Date and except with respect to outstanding Awards, this Plan shall terminate.

23. Effective Date; Approval of Stockholders. The Plan is effective as of the date it is approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware (the “Effective Date”). Unless the Company determines to submit Section 9 of the Plan and the definition of Performance Goal to the Company’s stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such stockholder approval is obtained, then no further performance shares shall be made to Covered Employees under Section 9 after the date of such annual meeting, but the remainder of the Plan shall continue in effect.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR	WITHHOLD			FOR	AGAINST	ABSTAIN
1.

Election of each of the following Class I directors to hold office until the annual meeting of stockholders to be held in the year 2011 and thereafter until his successor is duly elected and has qualified:

		all the nominees listed (except as marked on the line below) ☐	AUTHORITY to vote for all nominee(s) listed ☐	2. 3.

Proposal to approve the 2008 Stock Incentive Plan.

Proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2008.

						☐ FOR ☐	☐ AGAINST ☐	☐ ABSTAIN ☐

	Class I Directors 01 Fredrick J. Barrett, 02 Jim W. Mogg, 03 Michael E. Wiley			4.

Stockholder proposal requesting that the Board of Directors take the steps necessary to eliminate the classification of terms of the Board of Directors to require that all directors stand for election annually.

						FOR ☐	AGAINST ☐	ABSTAIN ☐

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)				5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.	FOR ☐	AGAINST ☐	ABSTAIN ☐

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE
VOTE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

Signature	Signature	Date:

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/bbg Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important Notice Regarding Internet Availability of Proxy

Materials for the Annual Meeting to Be Held on May 13, 2008:

You can view the Annual Report and Proxy Statement

on the internet at http://ww3.ics.adp.com/streetlink/BBG

PROXY	PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF BILL BARRETT CORPORATION PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Bill Barrett Corporation (the “Corporation”) hereby appoints Fredrick J. Barrett and Francis B. Barron, or either of them, or                                          (stockholders may strike the person(s) designated by the management of the Corporation and insert the name and address of the person(s) to vote the proxy and mail the proxy to the named proxy holder(s) as proxies with full power of substitution to vote or otherwise represent all the shares of the undersigned with all of the powers which the undersigned would possess if personally present and voting such shares at the Annual Meeting of Stockholders of the Corporation, to be held at The Westin Tabor Center Hotel, 1672 Lawrence Street, Denver, Colorado 80202, on May 13, 2008 at 9:30 a.m. (Denver time), or any adjournments thereof, on the following matters. The undersigned hereby revokes any proxy previously given with respect to such shares.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

Unless contrary instructions are given, the shares represented by this proxy will be voted FOR each of the nominees set forth in Item 1, FOR Item 2, FOR Item 3, AGAINST Item 4, and, in the discretion of the proxy holders, on any other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. This proxy is solicited on behalf of the Board of Directors of Bill Barrett Corporation.

(Continued and to be signed on the reverse side)
Address Change/Comments	(Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

You can now access your Bill Barrett Corporation account online.

Access your Bill Barrett Corporation stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Bill Barrett Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner

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